UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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PAVMED INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PAVMED INC.

360 Madison Avenue, 25th Floor

New York, New York 10017

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 21, 2023

To the Stockholders of PAVmed Inc.:

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders (the “Annual Meeting”) of PAVmed Inc., a Delaware corporation (the “Company”), will be held on June 21, 2023 at 10:00 a.m., Eastern time. The Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by visiting https://www.cstproxy.com/pavmed/2023. Please see “Questions and Answers” in the accompanying proxy statement for more details.

The Annual Meeting is being held for the following purposes:

1.	to elect two members of the Company’s board of directors (the “Board”) as Class A directors, to hold office until the third succeeding annual meeting and until their respective successors are duly elected and qualified (the “Director Election Proposal”);

2.	to approve an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to incorporate new Delaware law provisions regarding officer exculpation (the “Charter Amendment Proposal”);

3.	to ratify the appointment of Marcum LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2023 (the “Accountant Ratification Proposal”); and

4.	to transact any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has set the close of business on April 25, 2023 as the record date for the determination of stockholders who will be entitled to notice of and to vote at the Annual Meeting (the “record date”). The list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Company’s headquarters at least ten days before the Annual Meeting.

Your vote is important no matter how many shares you own. Whether or not you expect to attend the meeting, please submit a proxy electronically by Internet by following the instructions in these proxy materials. If you requested a physical copy of these proxy materials, you may also submit a proxy by completing, signing and dating the accompanying proxy card and returning it promptly in the enclosed postage paid reply envelope. Your prompt response is necessary to ensure that your shares are represented at the meeting. You can change your vote and revoke your proxy at any time before the meeting by following the procedures described in the accompanying proxy statement.

By Order of the Board of Directors

Lishan Aklog, M.D.
Chief Executive Officer and Chairman of the Board
May 1, 2023
New York, New York

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 21, 2023:

The Company’s Proxy Statement and Annual Report are available at http://www.cstproxy.com/pavmed/2023.

PAVMED INC.

360 Madison Avenue, 25th Floor

New York, New York 10017

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2023

INTRODUCTION

The Company is providing this proxy statement in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting to be held on June 21, 2023, at 10:00 a.m., Eastern time, and any adjournment or postponement thereof. The Annual Meeting will be a virtual meeting. You will be able to attend and participate in the Annual Meeting online by visiting https://www.cstproxy.com/pavmed/2023. Please see “Questions and Answers” below for more details.

The Company’s annual report for the fiscal year ended December 31, 2022 (the “Annual Report”), which contains the Company’s audited financial statements, is enclosed with this proxy statement. This proxy statement, the accompanying proxy card and the Annual Report are being mailed or made available to stockholders beginning on or around May 1, 2023 in connection with the solicitation of proxies by the Board.

QUESTIONS AND ANSWERS

When and where will the meeting take place?

The Annual Meeting will be held on June 21, 2023, at 10:00 a.m., Eastern time, solely over the Internet by means of a live audio webcast. The Company will not conduct an in-person annual meeting of stockholders in 2023.

Stockholders participating in the Annual Meeting will be able to listen only and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the Annual Meeting, virtual attendees will be able to:

●	vote via the Annual Meeting webcast; and

●	submit questions or comments to the Company’s officers during the Annual Meeting via the Annual Meeting webcast.

Stockholders may submit questions or comments during the meeting through the Annual Meeting webcast by typing in the “Submit a question” box.

What proposals are being presented for a stockholder vote at the Annual Meeting?

There are three proposals being presented for stockholder vote at the Annual Meeting:

●	the election of two members of the Board as Class A directors, to hold office until the third succeeding annual meeting and until their respective successors are duly elected and qualified (referred to herein as the “Director Election Proposal”);

●	the approval of an amendment to the Company’s Certificate of Incorporation to incorporate new Delaware law provisions regarding officer exculpation (referred to herein as the “Charter Amendment Proposal”); and

●	the ratification of the appointment of Marcum LLP as the Company’s independent registered certified public accounting firm for the year ending December 31, 2023 (referred to herein as the “Accountant Ratification Proposal”).

Stockholders will also consider any other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

What are the recommendations of the Board?

The Board recommends that you vote:

●	“FOR” the election of the management nominees in the Director Election Proposal;

●	“FOR” the Charter Amendment Proposal; and

●	“FOR” the Accountant Ratification Proposal.

Why did I receive a Notice of Internet Availability of Proxy Materials?

The Company uses the internet as the primary means of furnishing proxy materials to stockholders. The Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to its stockholders with instructions on how to access the proxy materials online at www.cstproxy.com/pavmed/2023 or request a printed copy of the materials.

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Stockholders may follow the instructions in the Notice of Internet Availability to elect to receive future proxy materials in print by mail or electronically by email. The Company encourages stockholders to take advantage of the availability of the proxy materials online to help reduce the environmental impact of the Company’s annual meetings and reduce the Company’s printing and mailing costs.

Who is entitled to vote?

The holders of the Company’s common stock at the close of business on the record date, April 25, 2023, are entitled to vote at the Annual Meeting. As of the record date, 103,487,166 shares of common stock were outstanding (inclusive of shares underlying unvested restricted stock awards, but exclusive of shares sold but not yet settled under the Company’s at-the-market offering program). Holders of the Company’s common stock have one vote for each share that they own on such date.

What is the difference between a record holder and a beneficial owner?

If your shares are registered in your name with the Company’s transfer agent, Continental Stock Transfer and Trust Company, then you are considered the “record holder” for those shares. If you are the record holder of your shares, you have the right to vote your shares by proxy or to attend the meeting and vote via the Annual Meeting webcast.

If your shares are held through a bank, broker or other nominee, then you are considered to hold your shares in “street name.” While you are the “beneficial owner” of those shares, you are not considered the record holder. As the beneficial owner of shares of the Company’s common stock, you have the right to instruct your bank, broker or other nominee how to vote your shares. However, since you are not the record holder of your shares, you may not vote these shares at the Annual Meeting unless you obtain a “legal proxy” from the stockholder of record.

How do I submit my vote?

Record Owners. Record holders can vote by the following methods:

●	By Attending the Annual Meeting. You may attend the Annual Meeting and vote via the Annual Meeting webcast.

●	By Proxy via the Internet. You may vote by proxy via the Internet. Your Notice of Internet Availability or proxy card provides instructions for accessing the website through which you may submit a proxy via the Internet.

●	By Proxy via the Mail. If you requested printed copies of the proxy materials, you may vote by proxy via the mail by completing the included proxy card and returning it in the postage-paid return envelope.

Beneficial Owners. Beneficial owners of shares held in street name may instruct their bank, broker or other nominee how to vote their shares. Beneficial owners should refer to the materials provided to them by their nominee for information on communicating these “voting instructions.” Beneficial owners may not vote their shares at the Annual Meeting unless they obtain a legal proxy from the stockholder of record and follow the instructions set forth above for attending the Annual Meeting.

What does it mean to vote by proxy?

When you vote “by proxy,” you grant another person the power to vote stock that you own. If you vote by proxy in accordance with this proxy statement, you will have designated the following individuals as your proxy holders for the Annual Meeting: Lishan Aklog, M.D., the Company’s Chief Executive Officer and Chairman of the Board; and Dennis McGrath, the Company’s President and Chief Financial Officer.

Any proxy given pursuant to this solicitation and received in time for the Annual Meeting will be voted in accordance with your specific instructions. If you provide a proxy, but you do not provide specific instructions on how to vote on each proposal, the proxy holder will vote your shares “FOR” election of the management nominees in the Director Election Proposal, “FOR” the Charter Amendment Proposal, and “FOR” the Accountant Ratification Proposal. With respect to any other proposal that properly comes before the Annual Meeting, the proxy holders will vote in their own discretion according to their best judgment, to the extent permitted by applicable laws and regulations.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual meeting. Any stockholder wishing to attend the Annual Meeting must register in advance. To register for and attend the Annual Meeting, please follow these instructions as applicable to the nature of your ownership of the Company’s common stock:

Record Owners. If you are a record holder, and you wish to attend the Annual Meeting, go to https://www.cstproxy.com/pavmed/2023, enter the control number you received on your Notice of Internet Availability or proxy card, and click on the “Click here to preregister for the online meeting” link at the top of the page. Immediately prior to the start of the Annual Meeting, you will need to log back into the meeting site using your control number. You must register before the meeting starts.

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Beneficial Owners. Beneficial owners who wish to attend the Annual Meeting must obtain a legal proxy from the stockholder of record and e-mail a copy (a legible photograph is sufficient) of their legal proxy to proxy@continentalstock.com. Beneficial owners should contact their bank, broker or other nominee for instructions regarding obtaining a legal proxy. Beneficial owners who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the Annual Meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the Annual Meeting. Beneficial owners should contact Continental Stock Transfer no later than 4:00 p.m. on June 13, 2023.

Stockholders will also have the option to listen to the Annual Meeting by telephone by calling:

●	Within the U.S. and Canada: (800) 450-7155 (toll-free)

●	Outside of the U.S. and Canada: (857) 999-9155 (standard rates apply)

The passcode for telephone access is 5817263#. You will not be able to vote or submit questions unless you register for and log in to the Annual Meeting webcast as described above.

What happens if I do not provide voting instructions to my bank, broker or other nominee?

If you are a beneficial owner and do not provide your bank, broker or other nominee with voting instructions and do not obtain a legal proxy, under the rules of various national and regional securities exchanges, your bank, broker or other nominee generally may vote on routine matters but may not vote on non-routine matters. If your bank, broker or other nominee does not receive instructions from you on how to vote your shares on a non-routine matter, your bank, broker or other nominee will inform the inspector of election that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a “broker non-vote.”

The Company expects that the Director Election Proposal will be considered a non-routine matter. If it is treated as a non-routine matter, as expected, broker non-votes may occur with respect to this proposal. The Company expects that the Charter Amendment Proposal and the Auditor Ratification Proposal will be considered routine matters. If they are treated as routine matters, as expected, broker non-votes should not occur with respect to these proposals.

How do I revoke my proxy or voting instructions?

Record Owners. A record holder may revoke his, her or its proxy by (i) submitting a subsequent written notice of revocation that is received by the Company’s Secretary at any time prior to the voting at the Annual Meeting, (ii) submitting a subsequent proxy prior to the voting at the Annual Meeting or (iii) attending the Annual Meeting and voting via the Annual Meeting webcast. Attendance by a stockholder at the Annual Meeting does not alone serve to revoke a stockholder’s proxy. Stockholders may send written notice of revocation to the Secretary, PAVmed Inc., 360 Madison Avenue, 25th Floor, New York, New York 10017.

Beneficial Owners. Beneficial owners should refer to the materials provided to them by their bank, broker or other nominee for information on changing their voting instructions.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the common stock outstanding and entitled to vote at the meeting, will constitute a quorum for the transaction of business. Abstentions are voted neither “FOR” nor “AGAINST” a matter, but are counted in the determination of a quorum. Similarly, as described above, a “broker non-vote” may occur with respect to shares held in street name when the bank, broker or other nominee has not received instructions from the beneficial owner as to how the shares are to be voted on a non-routine matter and does not have discretionary authority to vote such shares on the matter. The shares subject to a proxy which are not being voted on a particular non-routine matter because of a broker non-vote will not be considered shares present and entitled to vote on the matter. These shares may be present and entitled to vote on other matters (including other routine matters), in which case the shares will count as present for purposes of determining the existence of a quorum. If the proxy indicates that the shares are not being voted on any matter at the Annual Meeting, however, the shares will not be counted as present for purposes of determining the existence of a quorum.

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How many votes are required to approve each proposal?

Director Election Proposal. Election of a nominee in the Director Election Proposal requires the affirmative vote of a plurality of the shares of the Company’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. “Plurality” means that the individuals who receive the largest number of votes cast “FOR” their election (up to the number of directors to be elected) are elected as directors. Consequently, abstentions and broker non-votes will not have any effect on the vote with respect to this proposal.

Charter Amendment Proposal. Approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal. However, if banks, brokers and other nominees have discretionary authority to vote on this proposal, as expected, there should not be any broker non-votes with respect to this proposal.

Accountant Ratification Proposal. The Accountant Ratification Proposal requires the affirmative vote of a majority of the shares of the Company’s common stock represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions, which are considered present and entitled to vote on this matter, will have the same effect as a vote “AGAINST” this proposal. Broker non-votes, which are not considered present and entitled to vote on this matter, will not have any effect on the vote with respect to this proposal. However, if banks, brokers and other nominees have discretionary authority to vote on this proposal, as expected, there should not be any broker non-votes with respect to this proposal. The results of the Accountant Ratification Proposal are advisory and non-binding on the Board.

Will I have dissenters’ rights with respect to any of the matters to be presented at the Annual Meeting?

Neither Delaware law, nor the Company’s Certificate of Incorporation or bylaws, provides for appraisal or other similar rights for dissenting stockholders in connection with any of the matters to be presented at the Annual Meeting. Accordingly, stockholders will have no right to dissent and obtain payment for their shares.

Who is paying for this proxy statement and the solicitation of my proxy, and how are proxies solicited?

Proxies are being solicited by the Board for use at the Annual Meeting. The Company’s officers and other employees, without additional remuneration, also may assist in the solicitation of proxies in the ordinary course of their employment. In addition to the use of the mail and the Internet, solicitations may be made personally or by email or telephone, as well as by public announcement.

The Company will bear the cost of this proxy solicitation. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.

Who can help answer my questions?

If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may contact the Company at:

PAVmed Inc.
360 Madison Avenue, 25th Floor
New York, New York 10017
Attention: Secretary

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THE DIRECTOR ELECTION PROPOSAL

The Board is divided into three classes, Class A, Class B and Class C. Currently, there are two directors in Class A, Ronald M. Sparks and Timothy Baxter, whose terms expire at the Annual Meeting, two directors in Class B, James L. Cox, M.D. and Debra J. White, whose terms expire at the 2024 annual meeting of stockholders, and three directors in Class C, Lishan Aklog, M.D., Michael J. Glennon and Joan B. Harvey, whose terms expire at the 2025 annual meeting of stockholders.

At the Annual Meeting, the Company’s stockholders will elect two Class A directors, to hold office until the third succeeding annual meeting and until their respective successors are duly elected and qualified. The Board is nominating Ronald M. Sparks and Timothy Baxter, each a current Class A director, for re-election as the Class A directors. Biographical information about the nominees can be found in “Directors, Executive Officers and Corporate Governance” below.

Each of the nominees has agreed to be named in this proxy statement and to serve as a director if elected. Unless otherwise specified by you when you give your proxy, the shares subject to your proxy will be voted “FOR” the election of these nominees. In case any of these nominees become unavailable for election to the Board, an event which is not anticipated, the proxy holders, or their substitutes, shall have full discretion and authority to vote or refrain from voting your shares for any other person in accordance with their best judgment.

Required Vote and Recommendation

Nominees that receive the affirmative vote of a plurality of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon, will be elected as directors. Abstentions and broker non-votes will not have any effect on the vote with respect to this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE LISTED ABOVE.

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THE CHARTER AMENDMENT PROPOSAL

On April 21, 2023, the Board unanimously adopted and declared the advisability of an amendment to the Company’s Certificate of Incorporation to provide for exculpation of certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. The Board further directed that this amendment be considered for approval by the Company’s stockholders at the next annual meeting of stockholders. Accordingly, at the Annual Meeting, stockholders will vote on a proposal to approve this amendment.

The form of the certificate of amendment is attached as Annex A to this proxy statement. If approved by the stockholders, the amendment to the Company’s Certificate of Incorporation will become effective upon the filing of the certificate of amendment with the Delaware Secretary of State, which will occur as soon as reasonably practicable after the Annual Meeting.

General

The State of Delaware, which is the Company’s state of incorporation, recently enacted legislation that enables Delaware corporations, like the Company, to limit the liability of certain of their officers in limited circumstances under Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”). In light of this legislation, the Company is proposing to amend paragraph A of Article Eighth of its Certificate of Incorporation to provide for exculpation of certain of the Company’s officers from liability in specific circumstances, as permitted by Delaware law. The new Delaware legislation only permits, and the proposed amendment would only permit, exculpation for direct claims (as opposed to derivative claims made by stockholders on behalf of the Company) and would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. The rationale for so limiting the scope of liability is to strike a balance between stockholders’ interest in accountability and their interest in the Company being able to attract and retain quality officers to work on such stockholders’ behalf.

Reasons for the Amendment

The Company’s Certificate of Incorporation currently provides for the exculpation of directors but does not currently include a provision that allows for the exculpation of officers. The Board believes it is appropriate for the Company, as a public company, to have exculpation clauses for both officers and directors in the Company’s Certificate of Incorporation. Officers, like directors, often make decisions on crucial matters. Frequently, officers, like directors, must make such decisions in response to time-sensitive opportunities and challenges. Even when acting in good faith and with the intention of furthering the interests of the Company and its stockholders, the Company’s officers may become subject to investigations, claims, actions, suits or other proceedings seeking to impose liability on them personally by parties who, with the benefit of hindsight, question the judgments made by them, especially in the current litigious environment. As a result, officers, like directors, may be exposed to substantial personal financial and other risks. Limiting officers’ concern about personal risk stemming from unintentional missteps would empower them to best exercise their business judgment in furtherance of stockholder interests. The Company expects a number of industry participants to adopt similar exculpation clauses that limit the personal liability of officers in their charters and failing to adopt the amendment could impact the Company’s recruitment and retention of exceptional officer candidates, as they may conclude that the potential exposure to personal financial and other risks exceeds the benefits of serving as an officer of the Company. The proposed amendment would better position the Company to attract top officer candidates and retain its current officers and enable the officers to exercise their business judgment in furtherance of the interests of the Company and its stockholders without the potential for distraction posed by such risks. Additionally, it will align the protections for the Company’s officers with those protections afforded to its directors.

Taking into account the narrow class and type of claims for which officers’ liability would be exculpated, and the benefits the Board believes would accrue to the Company and its stockholders as described above, the Board believes it is in the best interests of the Company and its stockholders that the amendment to the Certificate of Incorporation be approved.

Required Vote and Recommendation

Approval of the Charter Amendment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock entitled to vote thereon. Abstentions and broker non-votes will have the same effect as a vote “AGAINST” this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE CHARTER AMENDMENT PROPOSAL.

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THE ACCOUNTANT RATIFICATION PROPOSAL

The Board has appointed Marcum to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. At the Annual Meeting, stockholders will vote on a proposal to ratify this appointment.

Marcum has served as the Company’s independent registered public accounting firm since the fiscal year ended December 31, 2019. While stockholder ratification of the Board’s decision to retain Marcum is not required by the Company’s bylaws or otherwise, the Board has chosen to submit that selection to the Company’s stockholders for ratification. If the Company’s stockholders fail to ratify the selection, the Board may, but is not required to, reconsider whether to retain that firm. Additionally, even if the selection is ratified, the Board may in its discretion direct the appointment of a different independent registered public accounting firm at any time during the fiscal year, if it determines that such a change would be in the best interests of the Company and its stockholders.

Marcum has advised the Company that the firm is independent with respect to the Company and its subsidiaries. The Company expects that representatives of Marcum will be present at the Annual Meeting to make statements and to respond to appropriate questions from the Company’s stockholders.

Independent Registered Public Accounting Firm’s Fees and Services

The following table sets forth the fees billed for or in the years ended December 31, 2022 and 2021 by Marcum, the Company’s principal accountant.

	Year Ended December 31,
	2022	2021
Audit Fees (1)	$723,000	$675,000
Audit-Related Fees (2)	—	—
Tax Fees(3)	—	—
All Other Fees	—	—
Total Fees	$723,000	$675,000

(1)	Audit fees consist of fees billed for professional services by the Company’s independent registered public accounting firm for audits and quarterly reviews of the Company’s consolidated financial statements during the years ended December 31, 2022 and 2021 and for services that are normally provided by the accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years, including the issuance of consents in connection with registration statement filings with the SEC and comfort letters in connection with securities offerings.

(2)	Audit related fees represent the aggregate fees billed for assurance and related professional services rendered by the Company’s independent registered public accounting firm that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.”

(3)	Tax fees represent the aggregate fees billed for professional services rendered by the Company’s independent registered public accounting firm for tax compliance, tax advice, and tax planning services.

The aggregate fees included in Audit Fees are those billed for the fiscal year. The aggregate fees included in the Audit-Related Fees and Tax Fees are those fees billed in the fiscal year.

Pre-Approval Policies and Procedures

The audit committee of the Board has adopted policies and procedures for the pre-approval of audit and non-audit services for the purpose of maintaining the independence of the Company’s independent auditor. The Company may not engage its independent auditor to render any audit or non-audit service unless either the service is approved in advance by the audit committee, or the engagement to render service is entered into pursuant to the audit committee’s pre-approval policies and procedures. All accountant services and fees noted above were either approved in advance by the audit committee or rendered pursuant to such pre-approval policies and procedures.

Required Vote and Recommendation

Approval of the Accountant Ratification Proposal requires the affirmative vote of a majority of the issued and outstanding shares of the Company’s common stock, represented in person or by proxy at the meeting and entitled to vote thereon. Abstentions will have the same effect as a vote “AGAINST” this proposal. Broker non-votes will not have any effect on the vote with respect to this proposal.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

The following table sets forth the name, age and position of each of the Company’s executive officers and directors immediately after the Annual Meeting, assuming the election of the management’s nominees at the Annual Meeting.

Name	Age	Position
Lishan Aklog, M.D.	57	Chairman and Chief Executive Officer
Dennis M. McGrath	66	President and Chief Financial Officer
Shaun M. O’Neil	41	Chief Operating Officer
Brian J. deGuzman, M.D.	59	Chief Technology and Compliance Officer
Michael A. Gordon	49	General Counsel and Secretary
Michael J. Glennon	57	Vice Chairman and Director
Timothy E. Baxter	62	Director
James L. Cox, M.D.	80	Director
Joan B. Harvey	56	Director
Ronald M. Sparks	68	Director
Debra J. White	61	Director

The Board is divided into three classes, Class A, Class B and Class C. Currently, there are two directors in Class A, Ronald M. Sparks and Timothy E. Baxter, whose terms expire at the Annual Meeting, two directors in Class B, James L. Cox, M.D. and Debra J. White, whose terms expire at the 2024 annual meeting of stockholders, and three directors in Class C, Lishan Aklog, M.D., Michael J. Glennon and Joan B. Harvey, whose terms expire at the 2025 annual meeting of stockholders.

Executive Officers

Lishan Aklog, M.D. has been the Company’s Chairman and Chief Executive Officer since its inception. Dr. Aklog also has been the Chairman and Chief Executive Officer of Lucid Diagnostics Inc. (“Lucid”), the Company’s majority owned subsidiary, since the consummation of Lucid’s initial public offering. Prior to the initial public offering, starting from Lucid’s inception, he served as Lucid’s Executive Chairman. Dr. Aklog also has served as Executive Chairman of the Company’s other majority-owned subsidiary, Veris Health Inc., since its inception in May 2021. Dr. Aklog has served as a co-founding Partner of both Pavilion Holdings Group (“PHG”), a medical device holding company, since its inception in 2007 and Pavilion Medical Innovations (“PMI”), a venture-backed medical device incubator, since its inception in 2009. He has served on the Board of Directors and the Audit Committee of Contrafect Inc. (Nasdaq: CFRX) since June 2020 and on the Board of Directors of the Advanced Medical Technology Association (AdvaMed), the world’s leading medical technology trade association, since February 2021. He previously served on the Board of Directors and as Chair of the Audit Committee of Viveon Health Acquisition Corp. (NYSE: VHAQ) from September 2020 to April 2021, and as Chairman and Chief Technology Officer of Vortex Medical Inc., a PHG portfolio company, from its inception in 2008 until its acquisition in October 2012 by AngioDynamics Inc. (Nasdaq: ANGO). Dr. Aklog has served as a consultant to numerous medical technology companies including Biomet Inc., now Zimmer Biomet (NYSE: ZBH), from 2009 to 2017, AngioDynamics, from 2012 to 2016, Edward Lifesciences Corp. (NYSE: EW), from 2007 to 2012, On-X Life Technologies Inc., now CryoLife Inc. (NYSE: CRY), from 2009 to 2012 and Atricure Inc. (Nasdaq: ATRC) from 2007 to 2016. He also previously served on the Scientific Advisory Boards of numerous leading medical device companies, including Medtronic Inc. (NYSE: MDT), St. Jude Medical Inc., now Abbott Laboratories (NYSE: ABT), Guidant Cardiac Surgery, now, Getinge AB, and Cardiovations, then, a division of Johnson & Johnson (NYSE: JNJ). Dr. Aklog is an inventor on 35 issued patents and dozens of patent applications, including the patents of Vortex Medical’s AngioVac system and the majority of PAVmed’s products. His patents have been honored by the Boston Museum of Science and the Boston Patent Lawyers Association. Prior to transitioning to a full-time career as an entrepreneur and executive in the life sciences industry in 2012, Dr. Aklog had a distinguished academic and clinical career as a technological innovator in cardiac surgery serving as Associate Professor of Surgery, Chief of Cardiovascular Surgery and Chair of The Cardiovascular Center at St. Joseph’s Hospital and Medical Center’s Heart and Lung Institute in Phoenix, Arizona from 2006 to 2012, Assistant Professor of Cardiothoracic Surgery, Associate Chief of Cardiac Surgery, Director of Minimally Invasive Cardiac Surgery, Surgical Director of the Cardiothoracic Intensive Care Unit, and Associate Director of the Thoracic Surgery Residency Program at Mount Sinai Medical Center in New York, from 2006 to 2012, and Assistant Professor of Surgery at Harvard Medical School, Director of the Cardiac Surgery Research Laboratory and an attending cardiac surgeon at Brigham and Women’s Hospital in Boston from 1999 to 2002. Dr. Aklog received his clinical training in general and cardiothoracic surgery at Brigham and Women’s Hospital and Boston Children’s Hospital, during which he spent two years as the Medtronic Research Fellow at Harvard Medical School’s Cardiac Surgery Research Laboratory. He was awarded the American Association of Thoracic Surgery Traveling Fellowship pursuant to which he received advanced training in heart valve surgery under renowned cardiac surgeons Sir Magdi Yacoub at Harefield Hospital in London and Professor Alain Carpentier at L’Hopital Broussais in Paris. Dr. Aklog is a co-author on 38 peer-reviewed articles and 10 book chapters and has served on the Editorial Board of the Journal of Cardiothoracic Surgery since 2006. He is a member of numerous professional societies and was elected to the American Association of Thoracic Surgery in 2011. He served on the Board of Directors of the International Society for Minimally Invasive Cardiothoracic Surgery from 2006 to 2009 and as President of the 21st Century Cardiothoracic Surgery Society in 2011. Dr. Aklog was recognized as one the Top Healthcare Technology CEO’s of 2021 by Healthcare Technology Report and as one of America’s Top Doctors in the Castle Connolly Guide from 2002 to 2013. He serves as Chairman of the Boston ECG Project Charitable Foundation, and on the International Board of Directors and New York Executive Committee of Human Rights Watch. Dr. Aklog received his A.B. degree, magna cum laude, in Physics from Harvard University, where he was elected to Phi Beta Kappa and his M.D. degree, cum laude with a dissertation in the field of molecular genetics, from Harvard Medical School. The Company believes Dr. Aklog is well-qualified to serve on the Board due to his extensive experience in founding and building successful medical device companies, his distinguished career as an academic cardiac surgeon, his recognition as a thought leader and innovator both as a surgeon and a medical device entrepreneur and his widespread relationships in the healthcare and medical device communities.

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Dennis M. McGrath has served as the Company’s President since March 2019 (having served as Executive Vice President from March 2017 to March 2019) and as the Company’s Chief Financial Officer since March 2017. Mr. McGrath has also served as the Chief Financial Officer of Lucid, the Company’s majority owned subsidiary, since the consummation of Lucid’s initial public offering, and as a member of the Board of Directors of its other majority-owned subsidiary, Veris Health Inc., since its inception in May 2021. Previously, from 2000 to 2017, Mr. McGrath served in several senior level positions of PhotoMedex, Inc. (formerly, Nasdaq: PHMD), a global manufacturer and distributor of medical device equipment and services, including from 2011 to 2017 as director, President, and Chief Financial Officer. Prior to PhotoMedex’s reverse merger with Radiancy, Inc in December 2011, he also served as a board member and Chief Executive Officer from 2009 to 2011 and served as Vice President of Finance and Chief Financial Officer from 2000 to 2009. He received honors as a P.A.C.T. (Philadelphia Alliance for Capital and Technology) finalist for the 2011 Investment Deal of the Year, award winner for the SmartCEO Magazine 2012 CEO of the Year for Turnaround Company, and finalist for the Ernst & Young 2013 Entrepreneur of the Year. He has extensive experience in mergers and acquisitions, both domestically and internationally, particularly involving public company acquisitions, including Surgical Laser Technologies, Inc, (formerly, Nasdaq: SLTI), ProCyte Corporation (formerly, Nasdaq: PRCY), LCA Vision, Inc. (formerly, Nasdaq: LCAV) and Think New Ideas, Inc. (formerly, Nasdaq: THNK). Prior to PhotoMedex, he served in several senior level positions of AnswerThink Consulting Group, Inc. (then, Nasdaq: ANSR, now, The Hackett Group, Nasdaq: HCKT), a business consulting and technology integration company, including from 1999 to 2000 as Chief Operating Officer of the Internet Practice, the largest division of AnswerThink Consulting Group, Inc., while concurrently during the merger of the companies, serving as the acting Chief Financial Officer of Think New Ideas, Inc. (then, Nasdaq: THNK, now, Nasdaq: HCKT), an interactive marketing services and business solutions company. Mr. McGrath also served from 1996 until 1999 as Chief Financial Officer, Executive Vice President and director of TriSpan, Inc., an internet commerce solutions and technology consulting company, which was acquired by AnswerThink Consulting Group, Inc. in 1999. During his tenure at Arthur Andersen & Co., where he began his career, he became a Certified Public Accountant in 1981 and he holds a B.S., maxima cum laude, in accounting from LaSalle University. In addition, he serves as the audit and compensation committee chair and a director of several medical device companies, including DarioHealth Corp. (Nasdaq: DRIO), Cagent Vascular, LLC, BioVector, Inc. and Citius Pharmaceuticals, Inc. (Nasdaq: CTXR). Formerly from 2007 to 2009, Mr. McGrath served as a director of Embrella Cardiovascular, Inc. (sold to Edwards Lifesciences Corporation, NYSE: EW). He also serves on the Board of Visitors for Taylor University and as Chairman of the Board of Trustees of Manor College.

Shaun M. O’Neil has served as the Company’s Executive Vice President and Chief Operating Officer since February 2022. Previously, from July 2018 to February 2022, he served as the Company’s Chief Commercial Officer and Executive Vice President of Business Development. Mr. O’Neil also has served as Executive Vice President and Chief Operating Officer of Lucid, the Company’s majority owned subsidiary, since March 2022. Previously, from July 2018 to March 2022, he served as the Chief Commercial Officer of Lucid, where he oversaw the build out of the commercial operations, including sales strategy, market access, clinical support, and national marketing activities. Additionally, Mr. O’Neil was responsible for the negotiation and integration of the acquisition of certain key assets from PacificDx (subsidiary of ResearchDx), a CLIA/CAP certified lab operator, which formed the foundation of the Lucid’s own laboratory, known as LucidDx Labs. From June 2011 to June 2018, Mr. O’Neil served in various positions at Angiodynamics (Nasdaq: ANGO). From June 2011 to May 2013, he served as a Product Manager for the Peripheral Vascular Division, overseeing the Thrombus Management portfolio and the marketing lead on the acquisition of Vortex Medical. From May 2013 to June 2014, he served as a Senior Product Manager, Peripheral Vascular and previously serving in a sales leadership role as a Regional Business Manager from June 2014 to July 2018. During his tenure at Angiodynamics, Mr. O’Neil held increasing levels of responsibility, lead due diligence on multiple acquisition targets, managed both up and downstream marketing activities, managed a national team of clinical specialists and a sales team focused on selling to multiple clinical targets, including Interventional Radiology, Interventional Cardiology, Vascular Surgery, and Cardiothoracic Surgery. He was instrumental in launching the AngioVac system which has become the standard of care for minimally invasive removal of undesirable intravascular material from the right side of the heart. From October 2005 to July 2011, Mr. O’Neil held various roles at Aycan Medical Systems where he was responsible for launching multiple novel proprietary solutions, including a vendor neutral DICOM archive and apple based medical imaging post processing station that included multi-modality post-processing workstations with specific focus in Mammography, Nuclear Medicine, Oncology, Vascular Surgery (AAA planning), Dynamic MRI/CT, that included Teleradiology and Dictation services. Mr. O’Neil received his bachelor’s in business administration from Alfred University and master of business administration from Rochester Institute of Technology.

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Brian J. deGuzman, M.D. has served as the Company’s Chief Technology and Compliance Officer since April 2023, and previously served as Executive Vice President of Clinical Affairs from February 2020 to March 2023, as the Company’s Chief Medical Officer from October 2014 to March 2023 and as a director from October 2014 to January 2015. Dr. deGuzman has served as a co-founding Partner of Pavilion Holdings Group and Pavilion Medical Innovations since their respective inceptions in 2007 and 2009. Dr. deGuzman was the President and Chief Executive Officer of Kaleidoscope Medical that was founded in 2013 and has also served as a Senior Advisor to PMI portfolio companies Saphena Medical since February 2013 and Cruzar Medsystems since July 2013. Dr. deGuzman served as Chief Medical Officer of Vortex Medical from inception until its sale to AngioDynamics in 2012. During his surgical career, Dr. deGuzman was a consultant to various medical device companies, including Edward Lifesciences, AngioDynamics, Zimmer-Biomet and Atricure, and served on the Revascularization Scientific Advisory Board of Maquet Cardiovascular (formerly Boston Scientific and Guidant Cardiac Surgery). Prior to moving into the medical device industry full-time in 2012, Dr. deGuzman was Assistant Professor of Surgery, Associate Chief of Cardiovascular Surgery, and Surgical Director of the Atrial Fibrillation Clinic and Cardiothoracic Surgical Intensive Care Unit at St. Joseph’s Hospital and Medical Center’s Heart and Lung Institute from 2006 to 2012. From 2002 to 2006, Dr. deGuzman was Assistant Professor of Surgery at Tufts University School of Medicine and an attending cardiac surgeon at the Lahey Clinic Medical Center in Massachusetts. From 2001 to 2002, Dr. deGuzman was a Clinical Associate of Cardiac Surgery at the Cleveland Clinic. Dr. deGuzman received his general surgical training at the University of Connecticut/Hartford Hospital, was a Research Fellow at Harvard Medical School’s Cardiac Surgery Research Laboratory and received his cardiothoracic surgical training at Brigham and Women’s Hospital and Boston Children’s Hospital. Dr. deGuzman was recognized as a Top Doctor in Cardiovascular Surgery by Boston Magazine. Dr. deGuzman received his B.S. in Biology from Boston College and his M.D. from Georgetown University School of Medicine.

Michael A. Gordon has served as the Company’s General Counsel and Secretary since May 2022. Mr. Gordon has also served as the General Counsel and Secretary of Lucid, the Company’s majority owned subsidiary, since May 2022. Previously, from October 2006 to May 2022, he was a member of the corporate department of the law firm Friedman Kaplan Seiler & Adelman LLP, where he was a partner from January 2013 through May 2022, and a member of the firm’s management committee from January 2019 through May 2022. While at Friedman Kaplan, Mr. Gordon represented PAVmed and Lucid in a range of M&A, financing and other corporate and commercial transactions, and also advised the companies and their boards on corporate governance matters. Prior to joining Friedman Kaplan, Mr. Gordon was a corporate associate with the law firm Cravath Swaine & Moore LLP. Mr. Gordon received his J.D. from Fordham University School of Law, where he graduated magna cum laude in 2004, and his A.B. in Economics from Dartmouth College, where he graduated cum laude in 1996.

Directors

In addition to Dr. Aklog, the following individuals will serve as directors of the Company immediately after the Annual Meeting, assuming the election of the management’s nominees at the Annual Meeting.

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Michael J. Glennon has served as the Company’s Vice Chairman and a director since October 2014. Mr. Glennon has served as a co-founding Partner of both PHG and PMI since their respective inceptions in 2007 and 2009 and also serves as Chairman and Chief Executive Officer of PMI. Mr. Glennon has served as President, Chief Executive Officer and a director of Saphena Medical since February 2013 and Cruzar Medsystems since July 2013 and as a director of Kaleidoscope Medical since January 2013. Mr. Glennon was the President and Chief Executive Officer of Vortex Medical from its inception in 2008 until its acquisition in October 2012 by AngioDynamics. From 2005 to 2007, Mr. Glennon was Senior Vice President - Sales and Marketing for Accellent Inc., a market-leading provider of outsourced precision manufacturing and engineering services to the medical device industry. Accellent was a portfolio company of DLJ Merchant Banking Partners and was acquired in 2005 by KKR and Bain Capital. From 2004 to 2005, Mr. Glennon was a Cardiac Rhythm Management District Manager at Medtronic. From 1996 to 2004, Mr. Glennon was a Sales Manager at Guidant including seven years at Guidant Cardiac Surgery (now, Maquet Cardiovascular). He was instrumental in the launch and rapid growth of VasoView, the first endoscopic vessel harvesting technology, which became the standard of care in coronary bypass surgery. From 1993 to 1995, Mr. Glennon worked for Origin Medsystems which was acquired by Eli Lilly and subsequently spun out as part of Guidant. Previously, Mr. Glennon was with Stryker Endoscopy and Storz Instrument Company. Mr. Glennon received his B.S. in Business Administration from the University of New Hampshire. The Company believes Mr. Glennon is well-qualified to serve on the Board due to his significant experience in the marketing and sale of a broad range of medical devices, his expertise in the development and manufacturing of medical devices, his experience launching, building and running successful medical device companies, and his extensive relationships in the medical device industry and the broader medical community.

Timothy E. Baxter has served as a director since June 2021. Mr. Baxter is an experienced corporate leader, having spent thirteen years in senior executive roles during a rapid-growth period at Samsung Electronics Co., LTD, the world’s second-largest technology company. He was its first non-Korean-born C-suite executive and rose to become President and Chief Executive Officer, North America – responsible for 6,000 employees and $30 billion in revenue. He was lauded for capitalizing on emerging trends, scaling businesses, building teams, strengthening brand loyalty, deploying emerging technology platforms, and successfully managing unanticipated challenges. Before retiring, he developed the company’s long-term strategic plan for capitalizing on emerging technologies, including 5G, artificial intelligence, cloud-based computing, and Internet of Things (IOT). Prior to Samsung, Mr. Baxter spent ten years in various senior marketing and general manager roles at Sony Corporation, where he helped navigate the analog to digital shift in its crown jewel television business unit and successfully led all Hollywood studio negotiations in the Blu-Ray packaged media format war win. Earlier in his career, he served in senior sales and marketing roles at AT&T Inc. and Lucent Technologies Inc., where he was instrumental in launching go-to-market plans, lifecycle management as well as building and globalizing its brand for a $1 billion business unit. Mr. Baxter has served as an industry-wide leader, including as a member of the Executive Board of CTIA, a leading wireless communication industry trade association, and as a Director of the Consumer Electronics Association (CEA), the leading consumer technology association. He currently serves as a Senior Advisor at McKinsey & Co, Operating Partner at Centre Partners Management LLC, a leading middle market private equity firm, Executive Chair of private-equity backed Tastemakers Holdings LLC, a leading developer and marketer of specialty gaming products, Lead Outside Director of First Orion Corp., a technology software company, Advisory Board member of Almo Distribution, the largest independent U.S. distributor of appliances, consumer electronics, professional audio/video equipment, furniture and housewares, an advisor to Raxium Inc., a start-up company developing next generation display technology, and an outside director of Breville Group Limited (ASX: BRG), a household appliance manufacturer. Mr. Baxter received his undergraduate degree in Marketing and Finance at Roger Williams University and currently serves as Chairman of its Board of Trustees. The Company believes Mr. Baxter is well-qualified to serve on the Board due to his significant experience in marketing, brand-building and growing businesses focused on emerging technologies, as well as his extensive business relationships and contacts.

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James L. Cox, M.D. has served as a director since January 2015. He also has served as a director of Lucid, the Company’s majority owned subsidiary, since Lucid’s inception. Dr. Cox is a cardiac surgeon, scientific investigator and medical device entrepreneur who pioneered the field of surgical intervention for cardiac arrhythmias, including the eponymous Cox-Maze procedure for the treatment of atrial fibrillation. In January 2017, he became the Surgical Director of the Center for Heart Rhythm Disorders at the Bluhm Cardiovascular Institute and the Visiting Professor of Surgery at the Feinberg School of Medicine at Northwestern University. In September 2018, he was appointed as full-time Professor of Surgery at the Feinberg School of Medicine at Northwestern University. From 1983 to 1997, Dr. Cox served as Professor of Surgery and Chief of the Division of Cardiothoracic Surgery at Washington University School of Medicine and Cardiothoracic Surgeon-in-Chief at Barnes Hospital in St. Louis. During this tenure, he became the first Evarts A. Graham Professor of Surgery and Vice-Chair of the Department of Surgery. From 2005 to December 2016, Dr. Cox was the Emeritus Evarts A. Graham Professor of Surgery at Washington University in St. Louis. Dr. Cox was also previously Professor and Chairman of the Department of Thoracic and Cardiovascular Surgery at Georgetown University Medical Center and Associate Professor of Surgery at Duke University Medical Center. Dr. Cox has had a distinguished and highly productive academic career. He has published over 380 peer-reviewed scientific articles and has served on the editorial boards of numerous journals, including Circulation, the Journal of Thoracic and Cardiovascular Surgery, the Annals of Surgery, and the Journal of Electrophysiology. His laboratory has received continuous NIH funding for its research on the surgical treatment of cardiac arrhythmias. Dr. Cox has served in leadership positions at numerous professional organizations. He was the 81st President of the American Association of Thoracic Surgery and a director of the American Board of Thoracic Surgery. He has been invited to lecture and perform surgery as a visiting professor at hundreds of institutions around the world. He has received numerous awards and honors for his clinical and scientific work, most notably as one of 30 “Pioneers in Thoracic and Cardiovascular Surgery” at a ceremony commemorating the 50th anniversary of the specialty. He is the only person to ever receive the Distinguished Scientist Awards from the Heart Rhythm Society, the Society of Thoracic Surgeons, and the American Society for Thoracic Surgery. Dr. Cox is the 2020 recipient of the Jacobson Innovation Award from the 82,000-member American College of Surgeons, the highest honor awarded by that organization which is awarded to only one American surgeon annually. Dr. Cox holds over 30 issued patents. He has been instrumental in the development of six medical device companies, including Epicor Medical, which was acquired by St. Jude Medical in 2004 for $200 million, and 3F Therapeutics (co-founder and board member), which was acquired in 2006 by ATS Medical for $40 million, ATS Medical (Medical Director), which was acquired by Medtronic in 2010 for $370 million, and Harpoon Medical (board member), which was acquired by Edwards LifeSciences in 2017 for $250 million. Dr. Cox has served on numerous scientific advisory boards, including Medtronic, St. Jude Medical, Atricure, SentreHEART and CorMatrix, and has served on the Board of Directors of 5 different companies. He is also the Founder and Chairman of the Board of Directors of the World Heart Foundation, a not-for-profit organization devoted to improving access to cardiac surgery, which was active in over 75 developing countries around the world from 2000 to 2012. Dr. Cox received his general and cardiothoracic surgical training at Duke University School of Medicine, during which time he spent two years in the U.S. Army Medical Corps. Dr. Cox received his M.D. from the University of Tennessee, where he received the Alpha Omega Alpha Distinguished Graduate Award as the outstanding student in his class. The Company believes Dr. Cox is well-qualified to serve on the Board due to his distinguished career as a world- renowned cardiac surgeon and scientific investigator, his recognition as a thought leader and innovator both as a surgeon and medical device entrepreneur, his extensive experience in the medical device industry and his widespread relationships in all segments of the healthcare community.

Joan B. Harvey has served as a director since February 2022. Ms. Harvey has extensive corporate leadership in the health care space, with more than two decades of health care experience serving in a variety of leadership roles dedicated to improving whole person health and advocating for patients. She is the president of Care Solutions for Evernorth, Cigna Corporation’s (NYSE: CI) health services business. In this role, she oversees Evernorth’s medical, behavioral, and pharmacy clinical programs to meet the diverse needs of health plans, employers, government organizations—and the people they serve. Prior to joining Evernorth, Ms. Harvey served in senior leadership roles at Cigna, Medco Health Solutions Inc., WellPoint 360 Health. a subsidiary of Anthem, Inc., American Imaging Management, and Oxford Health Plans, LLC, a subsidiary of UnitedHealth Group. She is a founding member of the Disease Management Association of America, and author of “Asthma Disease Management in the 21st Century” for the Managed Care Handbook: Best Practices in Medical Management. Ms. Harvey holds a Master of Business Administration from the American Graduate School of International Management and a Bachelor’s degree in International Relations from Bates College. The Company believes Ms. Harvey is well-qualified to serve on the Board due to her significant experience in executive leadership roles in the healthcare industry and her demonstrated commitment to patient care, as well as her extensive business relationships and contacts.

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Ronald M. Sparks has served as a director since January 2015. He also has served as a director of Lucid, the Company’s majority owned subsidiary, since October 2021. Mr. Sparks has more than 42 years of executive experience in the medical device industry and has launched over 50 products across a wide spectrum of specialties, including orthopedics, endoscopy, wound management, cardiology, interventional radiology, diagnostic imaging, ophthalmology and otology. From 2007 to October 2013, he served as a Healthcare Industry Executive at Avista Capital Partners, a private equity firm. Mr. Sparks served as Chairman and Chief Executive Officer of Navilyst Medical Inc., which was formed by Avista Capital to acquire the fluid management and venous access business units of Boston Scientific, from its inception in 2008 until its acquisition in May 2012 by AngioDynamics for $372.0 million. From 2003 to 2007, he served as President, Chief Executive Officer and a director of Accellent, a market- leading provider of outsourced precision manufacturing and engineering services to the medical device industry. Accellent was a portfolio company of DLJ Merchant Banking Partners and was acquired in 2005 by KKR and Bain Capital. During his tenure at Accellent, he was recognized as the Credit Suisse/DLJ Merchant Bank 2005 CEO of The Year. From 1986 to 2003, he served in various leadership roles at Smith & Nephew as a member of the Group Executive Committee, President of the Endoscopy Division, President of the Wound Management Division and Vice President of Finance. Earlier in his career, he served in various finance roles at Richards Medical, Dyonics and Union Carbide Imaging. Mr. Sparks is a fellow of the American Sports Medicine Institute, a Trustee of the Arthroscopy Association of North America Education Foundation and Honorary Lifetime Member of the International Society of Arthroscopy, Knee Surgery and Orthopedic Sports Medicine. He has previously served on numerous boards and industry councils, including AdvaMed, the National Subacute Care Association, the American College of Foot and Ankle Surgeons, the American Council of Orthopedic Surgeons and the Society of Interventional Radiology. Mr. Sparks received his B.S. in Finance and Accounting from the University of Massachusetts and attended the INSEAD Advanced Management Program at the European Institute of Business Administration in Fontainebleau, France. The Company believes Mr. Sparks is well-qualified to serve on the Board due to his executive leadership roles at numerous medical device companies, his history of success in launching over 50 new medical device products in 16 years, his extensive experience in acquiring and integrating 14 medical device companies over 15 years, his execution of public financings, and his strong relationships in the medical community and with private equity and investment banking firms active in the medical device space.

Debra J. White has served as a director since April 2021. She also has served as a director of Lucid, the Company’s majority owned subsidiary, since August 2022. Ms. White is a prominent UK-based global industry executive with broad business leadership experience, including as a chief executive, financial executive, public company director and strategic consultant, in multiple sectors in Europe and the United States, including the healthcare services, molecular genetics and biopharmaceutical industries. She served as interim Chief Human Resources Officer of BT Group, plc (OTCMKTS: BTGOF), a British multinational telecommunications holding company with operations in around 180 countries, from October 2021 through December 2022. She also has served on the board of directors of Howden Joinery Group PLC (LSE: HWDN), a UK-headquartered FTSE250 multinational building trade supplier with 10,000 employees and over $2 billion in revenue since February 2017, and sits on its Audit, Renumeration and Nominating Committees. She has served as a trustee of Wellbeing of Women, a UK charity which invests in medical research and development of specialist clinicians in women’s health, since March 2013. From September 2020 to March 2021, Ms. White served as a strategic consultant to Oxford Nanopore Technologies Ltd., a UK-based biotechnology company which develops and commercializes DNA/RNA sequencing technologies, advising it on product and go-to-market strategy for its emerging Oxford Nanopore Diagnostics business unit. Early in the COVID-19 pandemic, from March 2020 to July 2020, Ms. White worked with the UK Department of Health and Social Care to help establish COVID-19 testing facilities across the nation. From September 2017 to December 2019, Ms. White served as Group CEO of Interserve Group (LSE: IRV), a UK-headquartered multinational group of support services and construction companies with 75,000 employees and over $4 billion in revenue, during a challenging period which required her to implement complex strategic financing and operational programs prior to its restructuring and sale to its creditors. From January 2004 to August 2017, Ms. White served in various senior executive roles at Sodexo SA (Euronext: SW), a Paris-headquartered multinational diversified services company with 440,000 employees and over $20 billion in revenue, including as Chief Financial Officer and later Chief Executive Officer – Sodexo UK & Ireland, Group Senior VP Strategic Projects, Senior VP and Chief Financial Officer – Sodexo North America, an $8 billion revenue subsidiary, and finally as Executive Board member and Global Chief Executive Officer – Healthcare and Government, two global businesses with a combined 100,000 employees and over $7 billion in revenue. While at Sodexo, she served on its global body that promoted the development of women across the company and was inducted into the Women 1st Top 100 Club, a network of the most influential women in the industry, which highlights the role models and leaders who have achieved success at the highest levels. From 2000 to 2003 she served as a Director at PWC Consulting advising a range of industries, including pharmaceuticals, on integration, financial performance improvement and post-merger integration. From 1987 to 2000, Ms. White served in various financial and strategic roles at AstraZeneca (LSE: AZN) a UK-headquartered, multinational pharmaceutical and biotechnology company, including Head of Finance – Manufacturing, Head of Internal Audit – Zeneca Pharmaceuticals, Controller – Specialty Chemicals, Controller – Corporate Operations and Senior VP Global Merger Integration. She began her career as a senior tax advisor at Arthur Andersen & Co. Ms. White received her master’s degree in Economics from Cambridge University, Cambridge UK. The Company believes Ms. White is well-qualified to serve on the Board due to her extensive executive leadership experience, including financial and strategic roles at numerous global companies, including in healthcare services the life sciences industry, her experience as a public company director, her relationships with financial firms active in Europe and the U.S, her commitment to promoting health during the Covid-19 pandemic and her role as a champion and role model for women executives.

Family Relationships

There are no family relationships among any of the Company’s directors or executive officers.

Conflicts of Interest

Certain of the Company’s officers have fiduciary obligations to other companies and organizations engaged in medical device business activities. Accordingly, they may participate in transactions and have obligations that may be in conflict or competition with the Company’s business.

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Lucid. Certain of the Company’s directors and officers, including Dr. Aklog, Mr. McGrath, Mr. O’Neil, Mr. Gordon, Dr. Cox, Mr. Sparks and Ms. White, also serve as directors and officers of Lucid, the Company’s majority owned subsidiary. Lucid also operates in the medical device industry. As a result, Lucid may produce devices that compete directly or indirectly with the Company’s products. Lucid’s certificate of incorporation includes provisions that delineate the directors’ and officers’ duties, as follows:

●	Lucid renounces any interest or expectancy in, or being offered an opportunity to participate in, any business opportunities, that are presented to Lucid’s officers, directors, employees or stockholders, or affiliates thereof, who are also officers, directors, employees or stockholders of the Company or affiliates thereof (a “PAVmed Party”) and in which a PAVmed Party may have an interest or expectancy (a “PAVmed Opportunity”), except as may be prescribed by any written agreement between Lucid and the Company approved by Lucid’s board of directors; and

●	no PAVmed Party will be liable to Lucid or its stockholders for monetary damages for breach of any fiduciary duty by reason of a PAVmed Party pursuing or acquiring any PAVmed Opportunity.

Lucid and the Company have agreed that no PAVmed Party will pursue any opportunity related to commercializing the EsoGuard diagnostic test and the EsoCheck cell collection device or developing and commercializing other products that use or enhance the same underlying technology (“Lucid Business”).

As a result of the foregoing, if any PAVmed Party becomes aware of a potential business opportunity that is a PAVmed Opportunity (other than an opportunity relating to Lucid Business), including any such opportunity relating to any other diagnostic test or medical device, he or she will be entitled to present those opportunities to another PAVmed Party, including the Company, prior to presenting them to Lucid. However, any conflicts of interest among the Company and its officers, directors, stockholders, or their affiliates, including PAVmed and certain of its officers and directors, relating to Lucid Business may not be resolved in the Company’s favor.

Outside Directorships. Dr. Aklog serves on the board of directors of Contrafect Inc., and Mr. McGrath serves on the board of directors of DarioHealth Corp., Cagent Vascular, LLC, BioVector, Inc. and Citius Pharmaceuticals, Inc. Accordingly, each of them may have a fiduciary responsibility to these companies on the boards of which they serve to present certain business opportunities within their respective specific lines of business (although currently, none of such companies are engaged in the same lines of business in which the Company and its subsidiaries currently operate). Other directors also serve on the boards or hold officer positions with other companies. Accordingly, each of them may have a fiduciary responsibility as well to these companies to present certain business opportunities within their respective lines of business.

Other Ventures. As an affiliate of Saphena Medical and Cruzar Medsystems, Mr. Glennon may have a fiduciary responsibility to present certain business opportunities to such entities within their specific lines of business. Saphena Medical’s line of business is endoscopic vessel harvesting and Cruzar Medsystems’ is peripheral vascular intervention for chronic total occlusions. Accordingly, it is possible Mr. Glennon may present opportunities to such entities prior to presenting them to the Company. In addition, Drs. Aklog and deGuzman and Mr. Glennon are affiliates of PHG and PMI. Despite this affiliation, there is no potential conflict with them presenting corporate opportunities to these entities over the Company. PHG is a holding company which holds their stakes in existing entities but does not invest in new companies. Its operating agreement explicitly states that they do not have an obligation to present corporate opportunities to PHG. Similarly, PMI is currently an intellectual property holding company without any ongoing business. Accordingly, they have no fiduciary or contractual obligations to present corporate opportunities or assign intellectual property to either entity. In addition, in order to minimize any potential conflicts of interest which may arise from Mr. Glennon’s affiliation with Saphena Medical and Cruzar Medsystems, and to ensure no unanticipated conflicts of interest arise from the affiliation of Drs. Aklog and deGuzman and Mr. Glennon with PHG and PMI, each of Dr. Aklog, Mr. Glennon and Dr. deGuzman has contractually agreed, pursuant to a written agreement with the Company, until such time as he ceases to be an officer, to present to the Company for its consideration, prior to presentation to any other entity, any suitable business opportunity which may reasonably be required to be presented to the Company, subject to the pre-existing fiduciary obligations set forth above.

Independence of Directors

The Company’s common stock is listed on the Capital Market of The Nasdaq Stock Market LLC (“Nasdaq”) and the Company adheres to the Nasdaq listing standards in determining whether a director is independent. The Board consults with its counsel to ensure that its determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. Nasdaq requires that a majority of the Board must be composed of “independent directors,” which is defined generally as a person other than an officer of a company, who does not have a relationship with the company that would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Consistent with these considerations, the Company has determined that each of Mr. Glennon, Mr. Baxter, Dr. Cox, Ms. Harvey, Mr. Sparks and Ms. White is an independent director.

Board Meetings and Committees

During the fiscal year ended December 31, 2022, the Board met six times and acted by written consent seven times. All of the Company’s directors attended 75% or more of the aggregate number of meetings of the Board and committees on which they served. The directors are strongly encouraged to attend meetings of stockholders.

The Board has three separately standing committees: the audit committee, the compensation committee and the nominating and corporate governance committee. Each committee is composed entirely of independent directors as determined in accordance with the rules of Nasdaq for directors generally, and where applicable, with the rules of Nasdaq for such committee. In addition, each committee has a written charter, a copy of which is available free of charge on the Company’s website at http://ir.pavmed.com/corporate-governance.

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Audit Committee

The audit committee consists of Ms. White, Mr. Baxter, Ms. Harvey and Mr. Sparks. Each of Ms. White, Mr. Baxter, Ms. Harvey and Mr. Sparks is an independent director under the Nasdaq listing standards applicable to members of audit committees and under the definition of “independent” as set forth in Rule 10A-3 of the Exchange Act. During the fiscal year ended December 31, 2022, the audit committee met four times and acted by written consent one time. The audit committee’s duties, which are specified in the audit committee charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the Board whether the audited financial statements should be included in the Company’s annual report on Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management the Company’s compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by the Company’s independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

●	establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or reports which raise material issues regarding the Company’s financial statements or accounting policies.

Financial Experts on Audit Committee

The Board has determined that each of Ms. White, Mr. Baxter, Ms. Harvey and Mr. Sparks qualifies as an “audit committee financial expert” as defined under rules and regulations of the SEC.

As required by the Nasdaq listing standards, the audit committee will at all times be composed exclusively of independent directors who are “financially literate.” Nasdaq listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and statement of cash flows. In addition, the Company must certify to Nasdaq the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. Each of the members of the audit committee who qualifies as an “audit committee financial expert” also qualifies as financially sophisticated under the Nasdaq listing standards.

Report of the Audit Committee

The audit committee reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2022 with management, as well as with the Company’s independent auditors. The audit committee discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 1301, as well as various accounting issues relating to presentation of certain items in the Company’s financial statements and compliance with Section 10A of the Securities Exchange Act of 1934, as amended. The audit committee received the written disclosures and letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the audit committee concerning independence, and has discussed with the independent auditors their independence.

Based upon the review and discussions referred to above, the audit committee recommended that the Company’s audited financial statements be included in the Company’s annual report on Form 10-K for the year ended December 31, 2022 for filing with the Securities and Exchange Commission. The Board evaluated the performance of Marcum LLP and re-appointed the firm as the Company’s independent auditors for the fiscal year ending December 31, 2023.

Submitted by the Audit Committee: Debra J. White (Chair) Timothy E. Baxter Joan B. Harvey Ronald M. Sparks

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Compensation Committee

The compensation committee consists of Dr. Cox, Mr. Glennon, Ms. Harvey, Mr. Sparks and Ms. White. Each of Dr. Cox, Mr. Glennon, Ms. Harvey, Mr. Sparks and Ms. White is an independent director under the Nasdaq listing standards applicable to members of compensation committees. During the fiscal year ended December 31, 2022, the compensation committee met one time and acted by written consent 16 times. The compensation committee’s duties, which are specified in the Company’s compensation committee charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer’s based on such evaluation;

●	reviewing and approving the compensation of all of the other executive officers;

●	reviewing the Company’s executive compensation policies and plans;

●	implementing and administering the Company’s incentive compensation equity-based remuneration plans;

●	assisting management in complying with the Company’s proxy statement and annual report disclosure requirements; and

●	if required, producing a report on executive compensation to be included in the Company’s annual proxy statement.

The compensation committee makes all decisions regarding executive officer compensation. The compensation committee periodically reviews the elements of compensation for the executive officers and, subject to any existing employment agreements, sets each element of compensation for the Chief Executive Officer and the other executive officers, including annual base salary, annual incentive bonus and equity compensation. The compensation committee also periodically reviews the terms of employment agreements with the executive officers, including in connection with any new hire or the expiration of any existing employment agreements. Members of senior management may report on the performance of the Company’s other executive officers and make compensation recommendations to the compensation committee, which will review the compensation recommendations. No named executive officer, including the chief executive officer, shall be present during voting and deliberations relating to such named executive officer’s compensation.

The compensation committee also reviews and approves the Company’s compensation plans, policies and programs and administers the Company’s equity incentive plans and employee stock purchase plans. In addition, the Chief Executive Officer, the Chief Financial Officer and other members of management make recommendations to the compensation committee with regard to overall pay strategy including program designs, annual incentive design, and long-term incentive plan design for all employees. Management from time to time provides the compensation committee with market information and relevant data analysis as requested.

The compensation committee has the authority to retain one or more compensation consultants to assist in the evaluation of executive compensation or other matters. The compensation committee has the sole authority to select, retain and terminate any such consulting firm, to oversee the work of the firm, and to approve the firm’s fees and other retention terms. The compensation committee assesses the independence of any consultants pursuant to the rules and regulations of the SEC and the listing standards of Nasdaq. The Company will provide for appropriate funding, as determined by the compensation committee, for payment of any such investigations or studies and the compensation to any consulting firm, legal counsel or other advisors retained by the compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Dr. Cox, Ms. Harvey and Messrs. Glennon, Sparks and Baxter, each of whom is an independent director under the Nasdaq listing standards applicable to members of nominating committees. During the fiscal year ended December 31, 2022, the nominating and corporate governance committee met two times and acted by written consent one time. The nominating and corporate governance committee is responsible for overseeing the selection of persons to be nominated to serve on the Board. The nominating and corporate governance committee will consider persons identified by its members, management, stockholders, investment bankers and others.

The guidelines for selecting nominees, which are specified in the nominating and corporate governance committee charter, generally provide that persons to be nominated:

●	should possess the requisite intelligence, education and experience to make a significant contribution to the Board and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating and corporate governance committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the Board. The nominating and corporate governance committee may require certain skills or attributes, such as financial or accounting experience, to meet specific Board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of Board members. Though the nominating and corporate governance committee does not have specific guidelines on diversity, it is one of many criteria considered by the nominating and corporate governance committee when evaluating candidates. The nominating and corporate governance committee does not distinguish among nominees recommended by stockholders and other persons.

The nominating and corporate governance committee does not have a written policy or formal procedural requirements for stockholders to submit recommendations for director nominations. However, the nominating and corporate governance committee will consider recommendations from stockholders. Stockholders should communicate nominee suggestions directly to the nominating and corporate governance committee and accompany the recommendation with biographical details and a statement of support for the nominee. The suggested nominee must also provide a statement of consent to being considered for nomination. There have been no material changes to the procedures by which security holders may recommend nominees to the Board.

In addition to being responsible for selecting nominees to serve on the Board, the nominating and corporate governance committee is also responsible for evaluating the performance of the Board and plays a leadership role in the corporate governance of the Company. This includes, among other things, facilitating annual self-assessments by Board members, making recommendations to the Board regarding Board committee functions, contributions and composition (as well as other corporate governance matters), reviewing and recommending applicable changes to the Company’s organizational documents and advising the Board on environmental, social responsibility and sustainability trends and other matters and making recommendations to the Board regarding the same.

Board Leadership Structure and Role in Risk Oversight

Dr. Aklog serves as Chairman and Chief Executive Officer. The Company does not believe that its size or the complexity of its operations warrants a separation of the Chairman and Chief Executive Officer functions. Furthermore, the Company believes that combining the roles of Chairman and Chief Executive Officer promotes leadership and direction for executive management, as well as allowing for a single, clear focus for the chain of command. Dr. Aklog is one of the Company’s founders and has been its Chairman and Chief Executive Officer since its inception, holds a medical degree and has substantial experience in the Company’s industry. The Company believes that he is uniquely qualified through his experience and expertise to be the person who generally sets the agenda for, and leads discussions of, issues relating to the implementation of the Company’s strategic plan. Mr. Sparks serves as the lead independent director of the Board. In addition, the independent directors meet in executive session regularly without the presence of management.

The Board’s primary function is one of oversight. The Board as a whole works with the Company’s management team to promote and cultivate a corporate environment that incorporates enterprise-wide risk management into strategy and operations. Management periodically reports to the Board about the identification, assessment and management of critical risks and management’s risk mitigation strategies. Each committee of the Board is responsible for the evaluation of elements of risk management based on the committee’s expertise and applicable regulatory requirements. In evaluating risk, the Board and its committees consider whether the Company’s programs adequately identify material risks in a timely manner and implement appropriately responsive risk management strategies throughout the organization. The audit committee focuses on assessing and mitigating financial risk, including risk related to internal controls, and receives at least quarterly reports from management on identified risk areas. In setting compensation, the compensation committee strives to create incentives that encourage behavior consistent with the Company’s business strategy, without encouraging undue risk-taking. The nominating and corporate governance committee considers areas of potential risk within corporate governance and compliance, such as management succession and environmental, social responsibility and sustainability initiatives. Each of the committees reports to the Board as a whole as to their findings with respect to the risks they are charged with assessing.

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Board Diversity Matrix

The nominating and corporate governance committee believes in an expansive definition of diversity that includes differences of gender, ethnicity, sexual orientation and other underrepresented groups as well as experience, education and talents, among other things. The diversity matrix required under the Nasdaq listing rules is set forth below.

Board Diversity Matrix (As of April 25, 2023)
Total Number of Directors	7

	Males	Female	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	5	2
Part II: Demographic Background
African American or Black	1	0
Alaskan Native or Native American	1	0
Asian	0	0
Hispanic or Latinx	0	0
Native Hawaiian or Pacific Islander	0	0
White	3	2
Two or More Races or Ethnicities	0	0
LGBTQ+	0	0
Did Not Disclose Demographic Background	0	0

Code of Ethics

The Company has a code of ethics that applies to all of its executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of the Company’s business. This code of ethics is posted on the Company’s corporate website at http://ir.pavmed.com/corporate-governance. In addition, the Company intends to post on its website disclosures that are required by law concerning any amendments to, or waivers from, any provision of the Company’s code of ethics.

Insider Trading Policy; Employee, Officer and Director Hedging

The Company’s directors, officers, employees and consultants are subject to the Company’s insider trading policy, which generally prohibits the purchase, sale or trade of the Company’s securities with the knowledge of material nonpublic information. In addition, the Company’s insider trading policy also prohibits short sales, transactions in derivatives, and hedging of the Company’s securities by its directors, executive officers, employees and consultants and prohibits pledging of the Company’s securities by them.

Stockholder Communications

Stockholders may contact the Board or individual members of the Board by writing to them in care of the Secretary, PAVmed Inc., 360 Madison Avenue, 25th Floor, New York, New York 10017. The Secretary will forward all correspondence received to the Board or the applicable director from time to time. This procedure was approved by the Company’s independent directors.

Director Compensation

Directors who are also executive officers of the Company receive no additional compensation for serving as directors. Each of the Company’s non-executive directors receives an annual retainer fee of $50,000 and an additional annual fee for service on committees of the Board, as listed below.

	Chair	Member
Audit Committee	$27,500	$17,500
Compensation Committee	$18,000	$12,500
Nominating and Corporate Governance Committee	$12,500	$7,500

Additionally, the Company has formalized a plan to make an annual option grant to each non-executive director with a grant date fair value of $150,000, and to make an initial option grant to each new non-executive director with a grant date fair value of $250,000. The Company also reimburses directors for out-of-pockets costs incurred to attend Board and committee meetings.

The following information reflects the compensation paid by the Company to its non-executive directors for service on the Board. Dr. Cox, Mr. Sparks and Ms. White also serve as directors of Lucid, the Company’s majority owned subsidiary. The compensation paid by Lucid to Dr. Cox, Mr. Sparks and Ms. White for service on Lucid’s board of directors is set forth in filings made by Lucid with the SEC.

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The following table sets forth compensation earned during the year ended December 31, 2022 by each director who is not a “named executive officer” (as defined in Item 402(m) of Regulation S-K under the Exchange Act) and served during the year ended December 31, 2022.

	Fees	Option
Name	Earned(1)	Awards(1)(2)	Totals
Michael J. Glennon	$70,000	$93,600	$163,600
Timothy E. Baxter	$80,000	$93,600	$173,600
James L. Cox, M.D.	$70,000	$93,600	$163,600
Joan B. Harvey	$67,917	$270,819	$338,736
Ronald M. Sparks	$88,625	$93,600	$182,225
Debra J. White	$90,000	$93,600	$183,600

(1)	Represents annual director fees paid. The director fees paid to each person listed are consistent with the director fees described herein above, including annual retainer and as a member and/or chair of a committee of the Board.

(2)	The amounts reported under “Option Awards” are the estimated grant date fair value of stock options granted under the 2014 Plan (as defined in “Executive Officer Compensation” below) during the respective year, with such amount as determined under Financial Accounting Standards Board (“FASB”) Accounting Standard Codification Topic 718, Stock-Based Compensation (“ASC 718”), with respect to accounting for stock-based compensation. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized of such stock options. The assumptions made in computing the estimated fair value of such stock options are disclosed in the notes to the Company’s consolidated financial statements for the fiscal year ended December 31, 2022.

The following table presents information as of December 31, 2022 regarding the outstanding stock options held by each director who is not a named executive officer and who served during the year ended December 31, 2022.

	Stock Option Grants
	Number of Securities Underlying Stock Options Exercisable	Number of Securities Underlying Stock Options Unexercisable	Stock Option Exercise Price	Stock Option Expiration Date
Michael J. Glennon	278,726	—	$5.00	Apr. 27, 2026
	100,000	—	$2.01	Feb. 13, 2028
	200,000	—	$1.00	Mar. 16, 2029
	91,663	8,337	$2.19	Apr. 30, 2030
	29,168	20,832	$4.44	Mar. 31, 2031
	26,668	53,332	$1.59	Feb. 17, 2032
Timothy E. Baxter	43,750	31,250	$5.79	Jun. 14, 2031
	26,668	53,332	$1.59	Feb. 17, 2032
Dr. James L. Cox, M.D.	97,554	—	$5.00	Apr. 27, 2026
	100,000	—	$2.01	Feb. 13, 2028
	200,000	—	$1.00	Mar. 6, 2029
	91,663	8,337	$2.19	Apr. 30, 2030
	29,168	20,832	$4.44	Mar. 31, 2031
	26,668	53,332	$1.59	Feb. 17, 2032
Joan B. Harvey	59,784	119,566	$2.05	Feb. 10, 2032
Ronald M. Sparks	97,554	—	$5.00	Apr. 27, 2026
	100,000	—	$2.01	Feb. 13, 2028
	200,000	—	$1.00	Mar. 6, 2029
	91,663	8,337	$2.19	Apr. 30, 2030
	29,168	20,832	$4.44	Mar. 31, 2031
	26,668	53,332	$1.59	Feb. 17, 2032
Debra J. White	58,332	41,668	$4.81	Apr. 28, 2031
	26,668	53,332	$1.59	Feb. 17, 2032

On April 28, 2016, upon the consummation of the Company’s initial public offering, each of each of Mr. Sparks and Dr. Cox was granted a stock option to purchase 97,554 shares of common stock of the Company, and Mr. Glennon was granted a stock option to purchase 278,726 shares of common stock of the Company, in each case at an exercise price of $5.00 per share, vesting as to 3/36 of the shares on July 28, 2016 and as to 1/36 of the shares on each successive month thereafter from August 28, 2016 to April 28, 2019.

On February 14, 2018, the Company granted to each of Mr. Glennon, Mr. Sparks and Dr. Cox a stock option to purchase 100,000 shares of common stock of the Company at an exercise price of $2.01 per share, vesting ratably on a quarterly basis with an initial quarterly vesting date of March 31, 2018 and a final quarterly vesting date of December 31, 2020.

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On March 7, 2019, the Company granted to each of Mr. Glennon, Mr. Sparks and Dr. Cox, a stock option to purchase 200,000 shares of common stock of the Company at an exercise price of $1.00 per share, vesting ratably on a quarterly basis with an initial quarterly vesting date of March 31, 2019 and a final quarterly vesting date of December 31, 2021.

On May 1, 2020, the Company granted to each of Mr. Glennon, Mr. Sparks and Dr. Cox a stock option to purchase 100,000 shares of common stock of the Company at an exercise price of $2.19 per share, vesting ratably on a quarterly basis with an initial quarterly vesting date of June 30, 2020 and a final quarterly vesting date of March 31, 2023.

On April 1, 2021, the Company granted to each of Mr. Glennon, Mr. Sparks and Dr. Cox a stock option to purchase 50,000 shares of common stock of the Company at an exercise price of $4.44 per share, vesting ratably on a quarterly basis with an initial quarterly vesting date of June 30, 2021 and a final quarterly vesting date of March 31, 2024.

On April 29, 2021, the Company granted to Ms. White a stock option to purchase 100,000 shares of common stock of the Company at an exercise price of $4.81 per share, vesting ratably on a quarterly basis with an initial quarterly vesting date of June 30, 2021 and a final quarterly vesting date of March 31, 2024.

On June 15, 2021, the Company granted to Mr. Baxter a stock option to purchase 75,000 shares of common stock of the Company at an exercise price of $5.79 per share, vesting ratably on a quarterly basis with an initial quarterly vesting date of June 30, 2021 and a final quarterly vesting date of March 31, 2024.

On February 18, 2022, the Company granted to each of Mr. Glennon, Dr. Cox, Mr. Baxter, Mr. Sparks and Ms. White a stock option to purchase 80,000 shares of common stock of the Company at an exercise price of $1.59 per share, vesting ratably on a quarterly basis with an initial quarterly vesting date of March 31, 2022 and a final quarterly vesting date of December 31, 2024.

On February 22, 2022, the Company granted to Ms. Harvey a stock option to purchase 179,350 shares of common stock of the Company at an exercise price of $2.05 per share, vesting ratably on a quarterly basis with an initial quarterly vesting date of March 31, 2022 and a final quarterly vesting date of December 31, 2024.

Subsequent to December 31, 2022, on February 18, 2023, the Company granted to each of Mr. Glennon, Mr. Baxter, Dr. Cox, Ms. Harvey, Mr. Sparks, and Ms. White a stock option to purchase 450,000 shares of common stock of the Company at an exercise price of $0.48 per share, with each such stock option grant vesting: (i) one-third on December 31, 2023; and (ii) the balance vesting ratably on a quarterly basis commencing March 31, 2024 with a final quarterly vesting date of December 31, 2025.

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EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth all compensation of the Company’s “named executive officers” (as defined in Item 402(m) of Regulation S-K under the Exchange Act) for the fiscal years ended December 31, 2022 and 2021, including compensation paid by the Company’s majority owned subsidiary, Lucid.

Named Executive Officer and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(2)	Bonus(1)	All Other Compensation		Total
Lishan Aklog, M.D.	2022	$900,500	$271,200	$234,000	$—	$44,591	(3)	$1,634,791
Chairman of the Board and Chief Executive Officer	2021	$582,667	$8,026,260	$—	$613,000	$40,200	(3)	$9,262,127
Dennis M. McGrath	2022	$653,625	$271,200	$175,500	$—	$9,750	(4)	$1,233,075
President and Chief Financial Officer	2021	$422,500	$8,026,260	$—	$306,600	$4,986	(4)	$8,760,346
Shaun M. O’Neil	2022	$440,589	$542,400	$450,000	$—	$6,885	(5)	$1,439,874
Chief Operating Officer

(1)	See “Employment Agreements and Awards” below for a description of the compensation arrangements with each Named Executive Officer, including base salary and bonuses.

(2)	The amounts reported under “Stock Awards” and “Option Awards” are the estimated grant date fair value of restricted stock and stock options granted both by the Company under the PAVmed Inc. 2014 Plan, and by Lucid under Lucid’s 2018 Amended and Restated Long-Term Incentive Equity Plan (the “Lucid Plan”), during the respective year, as presented in “Outstanding Equity Awards at Fiscal Year End” below, with such amount as determined under the provisions of ASC 718 with respect to accounting for stock-based compensation expense. Such estimated fair value amounts do not necessarily correspond to the potential actual value realized of such stock options. The assumptions made in computing the grant date estimated fair value of such stock options are disclosed in the notes to the Company’s consolidated financial statements for the fiscal year ended December 31, 2022.

(3)	The amount includes $25,200 and $24,750 in 2022 and 2021, respectively, for transportation reimbursement, $14,400 in each of 2022 and 2021 for reimbursement of membership fees to a club facility where the Company frequently engages and hosts potential customers, vendors, bankers, and other Company related personnel for the benefit of Company related business; and $600 in each of 2022 and 2021 of communication allowance payments (which allowance payment is available to all full-time employees); and $4,391 and $0 in 2022 and 2021, respectively, with respect to Company paid employer match of employee 401(k) contributions (with such employer match available to all eligible participating full-time employees). .

(4)	The amount includes $600 in each of 2022 and 2021 of communication allowance payments (which allowance payment is available to all full-time employees); and $9,150 and $4,386 in 2022 and 2021, respectively, with respect to Company paid employer match of employee 401(k) contributions (with such employer match available to all eligible participating full-time employees).

(5)	The amount includes $600 in 2022 of communication allowance payments (which allowance payment is available to all full-time employees); and $6,285 and $0 in 2022 and 2021, respectively, with respect to Company paid employer match of employee 401(k) contributions (with such employer match available to all eligible participating full-time employees). .

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Outstanding Equity Awards at Fiscal Year End

The following table presents information regarding the outstanding stock options and stock awards held by the Company’s named executive officers at December 31, 2022, including outstanding stock options and stock awards granted by Lucid.

	Stock Option Grants				Stock Awards
Name	Number of Securities Underlying Stock Options – Exercisable(1)	Number of Securities Underlying Stock Options – Unexercisable(1)	Stock Option Exercise Price	Stock Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1)	Market Value of Shares of Units of Stock That Have Not Vested
Company Equity Awards:
Lishan Aklog, M.D.	278,726	—	$5.00	Apr. 27, 2026
	195,108	—	$2.01	Feb. 13, 2028
	66,667	133,333	$1.59	Feb. 17, 2032
					400,000	$192,000
Dennis M. McGrath	250,000	—	$5.95	Mar. 19, 2027
	195,108	—	$2.01	Feb. 13, 2028
	50,000	100,000	$1.59	Feb. 17, 2032
					400,000	$192,000
Shaun M. O’Neil	195,108	—	$1.58	Jul. 23, 2028
	100,000	—	$1.00	Mar. 6, 2029
	43,750	31,250	$4.44	Mar. 31, 2031
	100,000	200,000	$1.48	Feb. 21, 2032
					75,000	$36,000
Lucid Equity Awards:
Lishan Aklog, M.D.	31,250	43,750	$3.95	Feb. 17, 2032
					624,400	$849,184
Dennis M. McGrath	20,833	29,167	$3.95	Feb. 17, 2032
					624,400	$849,184
Shaun M. O’Neil	20,833	29,167	$3.95	Feb. 17, 2032
					120,000	$163,200

(1)	See “Employment Agreements and Awards” below for a description of the equity awards held by the named executive officers, including the vesting schedules.

Although the Company does not have a formal policy with respect to the grant of equity incentive compensation awards to the Company’s named executive officers, or any formal equity ownership guidelines applicable to them, the Company believes granting equity incentive compensation to its named executive officers provides a strong link to its long-term performance, creates an ownership culture, and aligns the interests of its named executive officers with the stockholders of the Company. Accordingly, the Board periodically reviews the equity incentive compensation of the Company’s named executive officers and, from time to time, may grant equity incentive compensation to them in the form of additional stock options, restricted stock awards, and/or other equity incentive awards, in accordance with their respective employment agreements.

401(k) Retirement Plan

The Company maintains a retirement plan (the “401(k) plan”) intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, all of the Company’s employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement wherein participants may elect to reduce their current taxable salaries and wages up to the statutorily prescribed limit of $20,500 and $19,500 for the years ended December 31, 2022 and 2021, respectively, with such amounts contributed to the 401(k) plan. Additionally, 401(k) participants aged at least 50 years old may also make an additional “catchup” contribution of up to $6,500 in each of the years ended December 31, 2022 and 2021. The Company has the option to make discretionary matching contributions. The Company elected to make discretionary matching contributions to the 401(k) plan commencing July 1, 2021.

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Long-Term Incentive Equity Plan

The Company maintains a Fifth Amended and Restated 2014 Long-Term Incentive Equity Plan (the “2014 Plan”). The Company may grant stock options, stock appreciation rights, restricted stock awards and other stock-based awards under the 2014 Plan.

A total of 16,352,807 shares were reserved under the 2014 Plan as of December 31, 2022, of which 2,563,843 shares remained available for future awards. The number of shares reserved under the 2014 Plan automatically increases on January 1st of each year through (and including) January 1, 2031, in an amount equal to 5% of the total number of shares of Company common stock outstanding on December 31st of the preceding calendar year. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the number of shares reserved for such year or that the increase for such year will be a lesser number of shares of Company common stock. On January 1, 2023, pursuant to the foregoing “evergreen” provision, an additional 4,700,000 shares were reserved under the 2014 Plan.

Stock Options. The 2014 Plan provides both for incentive stock options as defined in Section 422 of the Code, and for options not qualifying as incentive options, both of which may be granted with any other stock-based award under the plan. The compensation committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of Company stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of the Company’s plans), measured at the date of the grant, may not exceed $100,000. An incentive stock option may only be granted within ten years from the effective date of the 2014 Plan. An incentive stock option may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of Company stock. Subject to any limitations or conditions, including any vesting schedule, the compensation committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to the Company specifying the number of shares of common stock to be purchased.

Stock Appreciation Rights. The Company may grant stock appreciation rights under the 2014 Plan to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or the Company may grant them alone and unrelated to an option. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights.

Restricted Stock. The Company may award shares of restricted stock under the 2014 Plan either alone or in addition to other awards granted under the plan. The compensation committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price (if any) to be paid for the restricted stock by the person receiving the stock from the Company, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

Other Stock-Based Awards. The Company may grant other stock-based awards under the 2014 Plan, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of the Company’s subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the 2014 Plan or any of the Company’s other plans.

In 2022 and 2021, awards covering a total of 4,804,350 and 3,200,000 shares of the Company’s common stock, respectively, were granted under the 2014 Plan, with 1,100,000 and 425,000 of such shares, respectively, subject to awards granted to the Company’s named executive officers.

Lucid also maintains the 2018 Plan, which is described in its proxy materials.

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Employee Stock Purchase Plan

The Company maintains an employee stock purchase plan, as amended and restated effective as of June 15, 2021 (the “ESPP”). The ESPP provides eligible employees with the opportunity to purchase shares of the Company’s common stock at a discount, on a tax-favored basis, through regular payroll deductions in compliance with Section 423 of the Code. A total of 1,750,000 shares of the Company’s common stock were reserved under the ESPP as of December 31, 2022, of which 931,841 shares remained available for future issuance. The number of shares available for issuance under the ESPP automatically increases on January 1st of each year through (and including) January 1, 2031, in an amount equal to the lesser of (a) 2% of the total number of shares of Company common stock outstanding on December 31st of the preceding calendar year, and (b) 2,500,000 shares. Notwithstanding the foregoing, the Board may act prior to January 1st of a given year to provide that there will be no January 1st increase in the number of shares available for such year or that the increase for such year will be a lesser number of shares of Company common stock. On January 1, 2023, pursuant to the foregoing “evergreen” provision, an additional 250,000 shares were reserved for issuance under the ESPP.

There are two offering periods of six months under the plan each calendar year. Participants in the plan are granted an option to purchase shares of the Company’s common stock at the beginning of each offering period, up to a maximum of $25,000 in shares based on the fair market value at the commencement of the offering period, with purchases occurring on the last trading day of the offering period. In general, all of the Company’s employees are eligible to participate, including the Company’s named executive officers, except that no employee may have the option to purchase shares under the plan to the extent such employee would own or have the right to acquire more than 5% of the combined voting power or value of the Company’s shares as a result of such option and the Company may impose additional limits on share purchases pursuant to the ESPP. Each participant in the plan may authorize a payroll deduction of between 1% and 15% of the employee’s salary, and, except for the Company’s executive officers, may participate in an accompanying Cashless Participation loan program such that they may purchase up to the maximum number of shares per calendar year. Purchases under the plan are made at the lower of 85% of the fair market value on the first day of the offering period and the fair market value on the last day of the offering period.

In 2022 and 2021, a total of 385,938 and 234,592 shares of the Company’s common stock were issued under the ESPP for aggregate cash proceeds of approximately $358,000 and $435,000, respectively, with such total shares inclusive of 13,756 and 35,595 shares, respectively, issued to those named executive officers who participated in the ESPP for such years.

While Lucid also maintains an employee stock purchase plan, which is described in its proxy materials, the Company’s named executive officers participate solely in the Company’s ESPP.

Employment Agreements and Awards

Lishan Aklog, M.D.

Dr. Aklog’s PAVmed Compensation

Effective November 1, 2014, the Company entered into a five-year employment agreement with Dr. Aklog, to serve as the Company’s Chief Executive Officer. The employment agreement was amended and restated on March 15, 2019 in order to, among other things, extend the term through March 15, 2022. At the end of the initial term (and each renewal term), the employment agreement automatically renews for additional one-year terms, unless either the Company or Dr. Aklog provides notice of non-renewal at least 60 days prior to the end of the then-current term. Under the employment agreement, Dr. Aklog earned an annual base salary of $431,000 through March 14, 2021. Commencing on March 15, 2021, his base salary became $613,000. Additionally, through March 14, 2021, Dr. Aklog’s employment agreement provided for a guaranteed annual bonus equal to 50% of base salary, payable on January 1 of each year, as well as eligibility to earn additional discretionary annual performance bonuses as determined by the compensation committee. The Board approved a modification to his compensation arrangements to eliminate his guaranteed bonus arrangements and instead provide for a discretionary annual performance bonus with a target of 100% of his then current annual base salary, based upon his performance and the Company’s performance over the preceding year, as determined by the compensation committee. In addition, since March 15, 2019, Dr. Aklog has received a monthly allowance of $3,300 for transportation and business-related club membership expenses.

On February 17, 2022, the compensation committee authorized a $613,000 discretionary bonus for the year ended December 31, 2021 to Dr. Aklog, consistent with his employment agreement. As part of the Company’s current efforts to preserve cash, no discretionary bonus was paid to Dr. Aklog (or any other executive officer) for the year ended December 31, 2022.

In addition, Dr. Aklog has received the following equity awards based on the Company’s common stock:

●	On April 28, 2016, upon the consummation of the Company’s initial public offering, Dr. Aklog was granted a stock option to purchase 278,726 shares of common stock of the Company at an exercise price of $5.00 per share, which vested as to 3/36 of the shares on July 28, 2016 and 1/36 of the shares on each successive month thereafter from Aug 28, 2016 to April 28, 2019.

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●	On February 14, 2018, the Company granted to Dr. Aklog a stock option to purchase 195,108 shares of common stock of the Company at an exercise price of $2.01 per share, which vested ratably on a quarterly basis over a three-year period with an initial quarterly vesting date of March 31, 2018 and a final quarterly vesting date of December 31, 2020.

●	On March 15, 2019, in connection with the execution of the amendment and restatement of Dr. Aklog’s employment agreement, the Company granted to Dr. Aklog a restricted stock award of 200,000 shares of common stock of the Company. The restricted stock award vested as to one-third of the award on March 15, 2020 and the remainder vested on March 15, 2022.

●	On May 1, 2020, the Company granted to Dr. Aklog a restricted stock award of 250,000 shares of common stock of the Company. The restricted stock award vested as to one-third of the award on May 1, 2021, and as to a second one-third of the award on May 1, 2022, and the remainder will vest on May 20, 2024.

●	On April 1, 2021, the Company granted to Dr. Aklog a restricted stock award of 150,000 shares of common stock of the Company. The restricted stock award vests on April 1, 2024.

●	On February 18, 2022, the Company granted to Dr. Aklog a stock option to purchase 200,000 shares of common stock of the Company at an exercise price of $1.59 per share, which vests ratably on a quarterly basis over a three-year period with an initial quarterly vesting date of March 31, 2022 and a final quarterly vesting date of December 31, 2024.

The unvested restricted stock awards are subject to forfeiture in the event Dr. Aklog’s employment terminates prior to vesting, except the restricted stock awards will become immediately vested in the event of termination for “good reason” or after or within 60 days prior to a change of control (as defined in the Company’s form of indemnification agreement). The unvested stock options are also subject to forfeiture in the event Dr. Aklog’s employment terminates prior to vesting, except the stock options will become immediately vested in the event of termination after or within 60 days prior to a change of control.

If his employment is terminated by the Company without “cause” or by him with “good reason” (as such terms are defined in the employment agreement), Dr. Aklog is entitled to receive his base salary through the date of termination and for a period of 12 months thereafter (or for 24 months thereafter, in the event the termination occurs within 60 days following a change of control), a pro rata portion of any annual bonus to which he would have been entitled, all valid expense reimbursements, health insurance coverage for up to 12 months and all accrued but unused vacation pay. If his employment is terminated due to his death or disability, he will be entitled to the same amounts, except he will only be entitled to his base salary through the date of termination and he will not be entitled to continued health insurance coverage, but he will also be entitled to any earned and approved but unpaid bonus for any prior year. If his employment is terminated by the Company with “cause” or by him without “good reason,” Dr. Aklog will be entitled only to his base salary through the date of termination, valid expense reimbursements and certain accrued but unused vacation pay. The definition of “good reason” in the employment agreement includes, among other things, any termination by the executive within 60 days following a change of control.

Dr. Aklog’s employment agreement contains provisions protecting the Company’s intellectual property and contains provisions restricting his ability to compete with the Company during his employment and for a period of one year (or two years in the case of a change of control) thereafter. The non-compete provisions generally impose restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from the Company’s customers or business partners for the benefit of a competing business, subject to certain conditions and limitations, except the restrictions in clause (i) will not apply if he is terminated without “cause” or resigns for “good reason.” Pursuant to the agreement, Dr. Aklog may serve as a consultant to, or on boards of directors of, or in any other capacity to other companies provided they will not interfere with the performance of his duties to the Company.

Dr. Aklog’s Lucid Compensation

On January 17, 2022, Lucid entered into an employment agreement with Dr. Aklog, who serves as Lucid’s Chairman and Chief Executive Officer.

The employment agreement provides for an initial term that expires on March 15, 2025, which will automatically renew for additional one-year terms, unless either Lucid or Dr. Aklog provides notice of non-renewal at least 60 days prior to the end of the then-current term. The employment agreement provides for an annual base salary of $300,000 and an annual performance bonus of up to 100% of his base salary in the preceding fiscal year, upon meeting certain objectives as determined by Lucid’s board of directors or the compensation committee of the board. Dr. Aklog received no discretionary cash bonus from Lucid for the years ended December 31, 2021 and December 31, 2022.

Dr. Aklog has received the following equity awards based on Lucid’s common stock:

●	On March 15, 2021, Lucid granted to Dr. Aklog 564,400 shares of restricted stock award. The award vests on May 20, 2024, subject to acceleration in certain circumstances as discussed below.

●	On January 7, 2022, in accordance with the employment agreement, Lucid granted to Dr. Aklog a restricted stock award covering 60,000 shares of Lucid’s common stock. The restricted stock award vests in a single installment three years after the date of grant, subject to acceleration in certain circumstances as discussed below.

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●	On February 18, 2022, Lucid granted to Dr. Aklog a stock option to purchase 75,000 shares of common stock of Lucid at an exercise price of $3.95 per share, which vests ratably on a quarterly basis over a three-year period with an initial quarterly vesting date of March 31, 2022 and a final quarterly vesting date of December 31, 2024.

The unvested restricted stock awards are subject to forfeiture in the event Dr. Aklog’s employment terminates prior to vesting, except the restricted stock award will become immediately vested in the event of termination for “good reason,” termination without “cause,” or a change of control (as defined in the Lucid Plan). The unvested stock options are also subject to forfeiture in the event Dr. Aklog’s employment terminates prior to vesting, except the stock options will become immediately vested in the event of termination after or within 60 days prior to a change of control.

Lucid may terminate Dr. Aklog’s employment with “cause” (as such term is defined in the employment agreement) or without cause upon 60 days’ notice (except that Lucid must give 180 days’ notice to Dr. Aklog during the initial term of his employment agreement). Dr. Aklog may terminate his employment with “good reason” (as such term is defined in the employment agreement) or without good reason upon 30 days’ notice to Lucid. The definition of good reason in the employment agreement includes, among other things, any termination by Dr. Aklog within 60 days following a “change of control” (as such term is defined in the employment agreement). If Dr. Aklog’s employment is terminated by Lucid without cause or by him with good reason, he is entitled to receive his base salary through the date of termination and for a period of 12 months thereafter (or for 24 months thereafter, in the event the termination occurs within 60 days following a change of control), a pro rata portion of his current year target bonus amount, all valid expense reimbursements, health insurance coverage for up to 12 months, and all accrued but unused vacation pay. If Dr. Aklog’s employment is terminated due to his death or disability, he is entitled to his base salary through the date of termination, a pro rata portion of any current year target bonus amount, all earned but unpaid prior year annual bonuses, all valid expense reimbursements, and all accrued but unused vacation pay. If Dr. Aklog’s employment is terminated by Lucid with cause or by him without good reason, he will be entitled only to his base salary through the date of termination, all valid expense reimbursements and certain accrued but unused vacation pay.

The employment agreement contains provisions protecting Lucid’s confidential information and contains provisions restricting Dr. Aklog’s ability to compete with Lucid during his employment and for a period of one year (or two years in the case of a change of control) thereafter. The non-compete provisions generally impose restrictions on (i) employment by, rendering services to, engaging in, or owning an interest in any competing business, (ii) employing or retaining employees or service providers of Lucid and (iii) soliciting or accepting business from Lucid’s customers or business partners for the benefit of a competing business, subject to certain conditions and limitations, except the restrictions in clause (i) will not apply if he is terminated without “cause” or resigns for “good reason.” Nothing in the employment agreement will preclude Dr. Aklog from serving as an officer and director of the Company.

Dennis M. McGrath

Mr. McGrath’s PAVmed Compensation

On March 20, 2017, the Company entered into a two year employment agreement with Mr. McGrath, to serve as the Company’s Executive Vice President and Chief Financial Officer. The employment agreement was amended and restated on March 15, 2019 in order to, among other things, extend the term through March 15, 2022 and provide for Mr. McGrath to serve as the Company’s President and Chief Financial Officer. At the end of the initial term (and each renewal term), the employment agreement automatically renews for additional one-year terms, unless either the Company or Mr. McGrath provides notice of non-renewal at least 60 days prior to the end of the then-current term. Under the employment agreement, Mr. McGrath earned an annual base salary of $345,000 through March 14, 2021. Commencing on March 15, 2021, his base salary became $431,000. Additionally, through March 14, 2021, Mr. McGrath’s employment agreement provided for a discretionary annual performance bonus with a target of 50% of his then current annual base salary, based upon his performance and the Company’s performance over the preceding year, as determined by the compensation committee. The Board has approved a modification to his compensation arrangements to provide for a target of 70% of his then current annual base salary.

On February 17, 2022, the compensation committee authorized a $306,600 discretionary bonus for the year ended December 31, 2021 to Mr. McGrath, consistent with his employment agreement. As part of the Company’s current efforts to preserve cash, no discretionary bonus was paid to Mr. McGrath (or any other executive officer) for the year ended December 31, 2022.

In addition, Mr. McGrath has received the following equity awards based on the Company’s common stock:

●	On March 20, 2017, upon his employment on such date, the Company granted to Mr. McGrath a stock option to purchase 250,000 shares of common stock of the Company at an exercise price of $5.95 per share, which vested ratably on a quarterly basis over a three-year period with an initial quarterly vesting date of June 30, 2017 and a final quarterly vesting date of March 31, 2020.

●	On February 14, 2018, the Company granted to Mr. McGrath a stock option to purchase 195,108 shares of common stock of the Company at an exercise price of $2.01 per share, which vested ratably on a quarterly basis over a three-year period with an initial quarterly vesting date of March 31, 2018 and a final quarterly vesting date of December 31, 2020.

●	On March 15, 2019, in connection with the execution of the amendment and restatement of Mr. McGrath’s employment agreement and his appointment as President and Chief Financial Officer, the Company granted to Mr. McGrath a restricted stock award of 500,000 shares of common stock of the Company. The restricted stock award vested as to one-third of the award on March 15, 2020 and the remainder vested on March 15, 2022.

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●	On May 1, 2020, the Company granted to Mr. McGrath a restricted stock award of 250,000 shares of common stock of the Company. The restricted stock award vested as to one-third of the award on May 1, 2021, and as to a second one-third of the award on May 1, 2022, and the remainder will vest on May 20, 2024.

●	On April 1, 2021, the Company granted to Mr. McGrath a restricted stock award of 150,000 shares of common stock of the Company. The restricted stock award vests on April 1, 2024.

●	On February 18, 2022, the Company granted to Mr. McGrath a stock option to purchase 150,000 shares of common stock of the Company at an exercise price of $1.59 per share, which vests ratably on a quarterly basis over a three-year period with an initial quarterly vesting date of March 31, 2022 and a final quarterly vesting date of December 31, 2024.

The restricted stock awards are subject to forfeiture in the event Mr. McGrath’s employment terminates prior to vesting, except the restricted stock awards will become immediately vested in the event of termination for “good reason” or after or within 60 days prior to a change of control (as defined in the Company’s form of indemnification agreement). The unvested stock options are also subject to forfeiture in the event Mr. McGrath’s employment terminates prior to vesting, except the stock options will become immediately vested in the event of termination after or within 60 days prior to a change of control.

If his employment is terminated by the Company without “cause” or by him with “good reason” (as such terms are defined in the employment agreement), Mr. McGrath is entitled to receive his base salary through the date of termination and for a period of 12 months thereafter (or for 24 months thereafter, in the event the termination occurs within 60 days following a change of control), a pro rata portion of any annual bonus to which he would have been entitled, all valid expense reimbursements, health insurance coverage for up to 12 months and all accrued but unused vacation pay. If his employment is terminated due to his death or disability, he will be entitled to the same amounts, except he will only be entitled to his base salary through the date of termination and he will not be entitled to continued health insurance coverage, but he will also be entitled to any earned and approved but unpaid bonus for any prior year. If his employment is terminated by the Company with “cause” or by him without “good reason,” Mr. McGrath will be entitled only to his base salary through the date of termination, valid expense reimbursements and certain accrued but unused vacation pay. The definition of “good reason” in the employment agreement includes, among other things, any termination by the executive within 60 days following a change of control.

Mr. McGrath’s employment agreement contains provisions protecting the Company’s intellectual property and contains provisions restricting his ability to compete with the Company during his employment and for a period of one year (or two years in the case of a change of control) thereafter. The non-compete provisions generally impose restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from the Company’s customers or business partners for the benefit of a competing business, subject to certain conditions and limitations, except the restrictions in clause (i) will not apply if he is terminated without “cause” or resigns for “good reason.” Mr. McGrath may serve as a consultant to, or on boards of directors of other companies provided they will not interfere with the performance of his duties to the Company.

Mr. McGrath’s Lucid Compensation

On January 17, 2022, Lucid entered into an employment agreement with Mr. McGrath, who serves as Lucid’s Chief Financial Officer.

The employment agreement provides for an initial term that expires on March 15, 2025, which will automatically renew for additional one-year terms, unless either Lucid or Mr. McGrath provides notice of non-renewal at least 60 days prior to the end of the then-current term. The employment agreement provides for an annual base salary of $225,000 and an annual performance bonus of up to 70% of his base salary in the preceding fiscal year, upon meeting certain objectives as determined by Lucid’s board of directors or the compensation committee of the board. Mr. McGrath received no discretionary cash bonus from Lucid for the years ended December 31, 2021 and December 31, 2022.

Mr. McGrath has received the following equity awards based on Lucid’s common stock:

●	On March 15, 2021, Lucid granted to Mr. McGrath 564,400 shares of restricted stock award. The award vests on May 20, 2024, subject to acceleration in certain circumstances as discussed below.

●	On January 7, 2022, in accordance with the employment agreement, Lucid granted to Mr. McGrath a restricted stock award covering 60,000 shares of Lucid’s common stock. The restricted stock award vests in a single installment three years after the date of grant, subject to acceleration in certain circumstances as discussed below.

●	On February 18, 2022, Lucid granted to Mr. McGrath a stock option to purchase 50,000 shares of common stock of Lucid at an exercise price of $3.95 per share, which vests ratably on a quarterly basis over a three-year period with an initial quarterly vesting date of March 31, 2022 and a final quarterly vesting date of December 31, 2024.

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The unvested restricted stock awards are subject to forfeiture in the event Mr. McGrath’s employment terminates prior to vesting, except the restricted stock award will become immediately vested in the event of termination for “good reason,” termination without “cause,” or a change of control (as defined in the Lucid Plan). The unvested stock options are also subject to forfeiture in the event the executive’s employment terminates prior to vesting, except the stock options will become immediately vested in the event of termination after or within 60 days prior to a change of control.

Lucid may terminate Mr. McGrath’s employment with “cause” (as such term is defined in the employment agreement) or without cause upon 60 days’ notice. Mr. McGrath may terminate his employment with “good reason” (as such term is defined in the employment agreement) or without good reason upon 30 days’ notice to Lucid. The definition of good reason in the employment agreement includes, among other things, any termination by Mr. McGrath within 60 days following a “change of control” (as such term is defined in the employment agreement). If Mr. McGrath’s employment is terminated by Lucid without cause or by him with good reason, he is entitled to receive his base salary through the date of termination and for a period of 12 months thereafter (or for 24 months thereafter, in the event the termination occurs within 60 days following a change of control), a pro rata portion of his current year target bonus amount, all valid expense reimbursements, health insurance coverage for up to 12 months, and all accrued but unused vacation pay. If Mr. McGrath’s employment is terminated due to his death or disability, he is entitled to his base salary through the date of termination, a pro rata portion of any current year target bonus amount, all earned but unpaid prior year annual bonuses, all valid expense reimbursements, and all accrued but unused vacation pay. If Mr. McGrath’s employment is terminated by Lucid with cause or by him without good reason, he will be entitled only to his base salary through the date of termination, all valid expense reimbursements and certain accrued but unused vacation pay.

The employment agreement contains provisions protecting Lucid’s confidential information and contains provisions restricting Mr. McGrath’s ability to compete with Lucid during his employment and for a period of one year (or two years in the case of a change of control) thereafter. The non-compete provisions generally impose restrictions on (i) employment by, rendering services to, engaging in, or owning an interest in any competing business, (ii) employing or retaining employees or service providers of Lucid and (iii) soliciting or accepting business from Lucid’s customers or business partners for the benefit of a competing business, subject to certain conditions and limitations, except the restrictions in clause (i) will not apply if he is terminated without “cause” or resigns for “good reason.” Nothing in the employment agreement will preclude Mr. McGrath from serving as an officer and director of the Company.

Shaun O’Neil

Mr. O’Neil’s PAVmed Compensation

On February 22, 2022, the Company entered into a three-year employment agreement with Mr. O’Neil, to serve as the Company’s Executive Vice President and Chief Operating Officer. At the end of the initial term (and each renewal term), the employment agreement will automatically renew for additional one-year terms, unless either the Company or Mr. O’Neil provides notice of non-renewal at least 60 days prior to the end of the then-current term. Under the employment agreement, Mr. O’Neil earns an annual base salary of $325,000. Additionally, Mr. O’Neil’s employment agreement provides for a discretionary annual performance bonus with a target of 50% of his then current annual base salary, based upon his performance and Lucid’s performance over the preceding year, as determined by the compensation committee.

On February 17, 2022, the compensation committee authorized a $123,750 discretionary bonus for the year ended December 31, 2021 to Mr. O’Neil. As part of the Company’s current efforts to preserve cash, no discretionary bonus was paid to Mr. O’Neil (or any other executive officer) for the year ended December 31, 2022.

In addition, Mr. O’Neil has received the following equity awards based on the Company’s common stock:

●	On July 23, 2018, the Company granted to Mr. O’Neil a stock option to purchase 195,108 shares of common stock of the Company at an exercise price of $1.58 per share, vesting ratably on a quarterly basis over a three-year period.

●	On March 7, 2019, the Company granted to Mr. O’Neil a stock option to purchase 100,000 shares of common stock of the Company at an exercise price of $1.00 per share, which vested ratably on a quarterly basis over a three-year period with an initial quarterly vesting date of March 31, 2019 and a final quarterly vesting date of December 31, 2021.

●	On May 1, 2020, the Company granted to Mr. O’Neil a restricted stock award of 225,000 shares of common stock of the Company. The restricted stock award vested as to one-third of the award on May 1, 2021, and vested as to a second one-third of the award on May 1, 2022, and the remainder will vest on May 20, 2024.

●	On April 1, 2021, the Company granted to Mr. O’Neil a stock option to purchase 75,000 shares of common stock of the Company at an exercise price of $4.44 per share, which vests ratably on a quarterly basis over a three-year period with an initial quarterly vesting date of September 30, 2021 and a final quarterly vesting date of June 30, 2024.

●	On February 22, 2022, the Company granted to Mr. O’Neil a stock option to purchase 300,000 shares of common stock of the Company at an exercise price of $1.48 per share, which vests ratably on a quarterly basis over a three-year period with an initial quarterly vesting date of March 31, 2022 and a final quarterly vesting date of December 31, 2024.

The restricted stock awards are subject to forfeiture in the event Mr. O’Neil’s employment terminates prior to vesting, except the restricted stock awards will become immediately vested in the event of termination for “good reason” or after or within 60 days prior to a change of control (as defined in the Company’s form of indemnification agreement). The unvested stock options are also subject to forfeiture in the event Mr. O’Neil’s employment terminates prior to vesting, except the stock options will become immediately vested in the event of termination after or within 60 days prior to a change of control.

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If his employment is terminated by the Company without “cause” or by him with “good reason” (as such terms are defined in the employment agreement), Mr. O’Neil is entitled to receive his base salary through the date of termination and for a period of 12 months thereafter, a pro rata portion of any annual bonus to which he would have been entitled, all valid expense reimbursements, health insurance coverage for up to 12 months and all accrued but unused vacation pay. If his employment is terminated due to his death or disability, he will be entitled to the same amounts, except he will only be entitled to his base salary through the date of termination and he will not be entitled to continued health insurance coverage, but he will also be entitled to any earned and approved but unpaid bonus for any prior year. If his employment is terminated by the Company with “cause” or by him without “good reason,” Mr. O’Neil will be entitled only to his base salary through the date of termination, valid expense reimbursements and certain accrued but unused vacation pay. The definition of “good reason” in the employment agreement includes, among other things, any termination by the executive within 60 days following a change of control.

Mr. O’Neil’s employment agreement contains provisions protecting the Company’s intellectual property and contains provisions restricting his ability to compete with the Company during his employment and for a period of one year (or two years in the case of a change of control) thereafter. The non-compete provisions generally impose restrictions on (i) employment or consultation with competing companies or customers, (ii) recruiting or hiring employees for a competing company and (iii) soliciting or accepting business from the Company’s customers or business partners for the benefit of a competing business, subject to certain conditions and limitations.

Mr. O’Neil Lucid Compensation

On February 22, 2022, the Company entered into an employment agreement with Mr. O’Neil, to serve as the Company’s Executive Vice President and Chief Operating Officer. The initial term of the employment agreement expires on February 22, 2025. At the end of the initial term (and each renewal term), the employment agreement will automatically renew for additional one-year terms, unless either the Company or Mr. O’Neil provides notice of non-renewal at least 60 days prior to the end of the then-current term. Under the employment agreement, Mr. O’Neil earns an annual base salary of $150,000. Additionally, Mr. O’Neil’s employment agreement provides for a discretionary annual performance bonus with a target of 50% of his then current annual base salary, upon meeting certain objectives as determined by Lucid’s board of directors or the compensation committee of the board. Mr. O’Neil received no discretionary cash bonus from Lucid for the years ended December 31, 2021 and December 31, 2022.

In addition, Mr. O’Neil has received the following equity awards based on Lucid’s common stock:

●	On January 7, 2022, Lucid granted to Mr. O’Neil a restricted stock award of 120,000 shares of Lucid common stock. The restricted stock award vests on January 7, 2025.

●	On February 18, 2022, Lucid granted to Mr. O’Neil a stock option to purchase 50,000 shares of Lucid common stock at an exercise price of $3.95 per share, which vests ratably on a quarterly basis over a three-year period with an initial vesting date of March 31, 2022 and a final vesting date of December 31, 2024.

The unvested restricted stock awards are subject to forfeiture in the event Mr. O’Neil’s employment terminates prior to vesting, except the restricted stock award will become immediately vested in the event of termination for “good reason,” termination without “cause,” or a change of control (as defined in the Lucid 2018 Long-Term Incentive Equity Plan). The unvested stock options are also subject to forfeiture in the event Mr. O’Neil’s employment terminates prior to vesting, except the stock options will become immediately vested in the event of termination after or within 60 days prior to a change of control.

Lucid may terminate Mr. O’Neil’s employment with “cause” (as such term is defined in the employment agreement) or without cause upon 60 days’ notice. Mr. O’Neil may terminate his employment with “good reason” (as such term is defined in the employment agreement) or without good reason upon 30 days’ notice to Lucid. If Mr. O’Neil’s employment is terminated by Lucid without cause or by him with good reason, he is entitled to receive his base salary through the date of termination and for a period of 12 months thereafter, a pro rata portion of his current year target bonus amount, all valid expense reimbursements, health insurance coverage for up to 12 months, and all accrued but unused vacation pay. If Mr. O’Neil’s employment is terminated due to his death or disability, he is entitled to his base salary through the date of termination, a pro rata portion of any current year target bonus amount, all earned but unpaid prior year annual bonuses, all valid expense reimbursements, and all accrued but unused vacation pay. If Mr. O’Neil’s employment is terminated by Lucid with cause or by him without good reason, he will be entitled only to his base salary through the date of termination, all valid expense reimbursements and certain accrued but unused vacation pay.

The employment agreement contains provisions protecting Lucid’s confidential information and contains provisions restricting Mr. O’Neil’s ability to compete with Lucid during his employment and for a period of one year (or two years in the case of a change of control) thereafter. The non-compete provisions generally impose restrictions on (i) employment by, rendering services to, engaging in, or owning an interest in any competing business, (ii) employing or retaining employees or service providers of Lucid and (iii) soliciting or accepting business from Lucid’s customers or business partners for the benefit of a competing business, subject to certain conditions and limitations.

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Potential Payments Upon Termination

As indicated above, each of Dr. Aklog, Mr. McGrath and Mr. O’Neil is entitled to a severance payment if his employment is terminated by the Company under specified circumstances. If the Company terminates the employment of any such executive without cause, or if such executive officer terminates his employment with the Company for good reason, each as defined in his Company employment agreement, such executive officer is entitled to severance compensation as follows: he will receive 100% of his base salary at the time of termination from the initial date of his termination through 12 months thereafter (or, in the case of Dr. Aklog and Mr. McGrath, for 24 months thereafter, in the event the termination occurs within 60 days following a change of control), a pro rata portion of any annual bonus to which he would have been entitled, all valid expense reimbursements, health insurance coverage for up to 12 months and all accrued but unused vacation pay.

Also as indicated above, each of Dr. Aklog, Mr. McGrath and Mr. O’Neil is entitled to a severance payment if his employment is terminated by Lucid under specified circumstances. If Lucid terminates the employment of any such executive without cause, or if such executive officer terminates his employment with Lucid for good reason, each as defined in his Lucid employment agreement, such executive officer is entitled to severance compensation as follows: he will receive base salary through the date of termination and for a period of 12 months thereafter (or, in the case of Dr. Aklog and Mr. McGrath, for 24 months thereafter, in the event the termination occurs within 60 days following a change of control), a pro rata portion of his current year target bonus amount, all valid expense reimbursements, health insurance coverage for up to 12 months, and all accrued but unused vacation pay.

In addition, the stock options and restricted stock granted to the Company’s named executive officers under the 2014 Plan and the Lucid Plan will be accelerated upon the occurrence of certain non-negotiated change of control transactions. In the event of certain negotiated change of control transactions, the compensation committee of the Company or Lucid, as applicable, may (i) accelerate the vesting of the stock options, or (ii) require the executive to relinquish the stock options to the Company or Lucid upon the tender by the Company or Lucid to the executive of cash in an amount equal to the repurchase value of such award. Furthermore, in the event of the sale of all or substantially all of the Company’s assets, a change of control of the Company or Lucid, or the liquidation of the Company or Lucid (subject to certain conditions and exceptions), the right to purchase shares in the current offering period of the ESPP and in Lucid’s employee stock purchase plan will be automatically exercised. Additionally, as indicated above, the shares of restricted stock granted by the Company to Dr. Aklog, Mr. McGrath and Mr. O’Neil will become immediately vested in the event of termination for “good reason” or after or within 60 days prior to a change of control (as defined in the Company’s form of indemnification agreement), and the restricted stock granted by Lucid to Dr. Aklog, Mr. McGrath and Mr. O’Neil will become immediately vested in the event of termination for “good reason,” termination without “cause,” or a change of control (as defined in the Lucid Plan). The stock options granted by the Company and Lucid to Dr. Aklog, Mr. McGrath and Mr. O’Neil will become immediately vested in the event of termination after or within 60 days prior to a change of control.

To the extent any severance or other compensation payment to any of the Company’s named executive officers pursuant to an employment agreement or any other agreement constitutes an “excess parachute payment” within the meaning of Sections 280G and 4999 of the Code, then such executive officer will receive the full amount of such severance and other payments, or a reduced amount intended to avoid the application of Sections 280G and 4999, whichever provides the executive with the highest amount on an after-tax basis.

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Pay Versus Performance Disclosure

The following tables and related disclosures provide information about (i) the “total compensation” of the Company’s Chief Executive Officer (the “CEO”) and its other named executive officers (the “Non-CEO NEOs”) as presented in the Summary Compensation Table on page 21 of this proxy statement, (ii) the “compensation actually paid” to the Company’s CEO and its Non-CEO NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, (iii) certain financial performance measures, and (iv) the relationship of the “compensation actually paid” to those financial performance measures.

This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K under the Exchange Act (“Item 402(v)”) and does not necessarily reflect value actually realized by the executives or how the Company’s compensation committee evaluates compensation decisions in light of company or individual performance.

Year	Summary Comp. Table Total for CEO(1)	Compensation Actually Paid to CEO(1)(2)(3)	Average Summary compensation Table Total for Non-CEO NEOs(1)	Average Compensation Actually Paid to Non-CEO NEOs(1)(2)(3)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return(4)	Net Income/(Loss) (in thousands)
2022	$1,634,791	$(2,025,000)	$1,336,475	$(1,054,908)	$23	$(89,264)
2021	$9,262,127	$4,766,028	$4,676,723	$2,524,720	$116	$(50,630)

(1)	The Company’s CEO for 2022 and 2021 was Lishan Aklog, M.D. The Non-CEO NEOs for whom the average compensation is presented in this table for 2022 are Dennis M. McGrath and Shaun M. O’Neil; and for 2021 are Dennis M. McGrath and Brian J. deGuzman, M.D.

(2)	The amounts shown as “compensation actually paid” have been calculated in accordance with Item 402(v) and do not reflect compensation actually realized or received by the Company’s named executive officers. These amounts reflect total compensation as set forth in the Summary Compensation Table for each year, adjusted as described in footnote 3 below.

(3)	Compensation actually paid reflects the exclusions and add-backs for the CEO and the Non-CEO NEOs described in this footnote. The amounts excluded to determine compensation actually paid, which are set forth in column (c) in the tables below, represent the restricted stock and stock option awards reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for each applicable year. The amounts added back to determine compensation actually paid are made up of the following components, which are set forth in columns (d) to (g) in the tables below, as applicable: (i) the fair value as of the end of the fiscal year of outstanding and unvested equity awards granted in that year; (ii) the change in fair value during the year of equity awards granted in prior years that remained outstanding and unvested at the end of the year; (iii) the fair value as of the vesting date of equity awards that were granted and vested in that year; and (iv) the change in fair value during the year through the vesting date of equity awards granted in prior years that vested during that year. The fair value at the end of the prior year of awards granted in any prior year that failed to meet applicable vesting conditions during the covered year are subtracted, although there were no such awards for the CEO or the Non-CEO NEOs in 2022 or 2021. Equity values are calculated in accordance with ASC Topic 718.

(4)	Total shareholder return illustrates the value, of the cumulative total shareholder return, for the measurement period commencing on the first day of the first indicated fiscal year and ending on the last day of the last indicated fiscal year, of an investment of $100 in the Company’s common stock based on the closing price of the last trading day immediately before the first indicated fiscal year.

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Based on the foregoing, the calculation of compensation actually paid for the CEO is as follows:

Year (a)	Summary Comp. Table Total for CEO (b)	Minus Stock and Option Awards from Summ. Comp. Table (c)	Plus Year-End Equity Value of Unvested Awards Granted During Year (d)	Plus Change in Value of Unvested Awards Granted in Prior Years (e)	Plus Value of Awards Granted and Vested During Year (f)	Plus Change in Value of Prior Years’ Awards Vested During Year (g)	Comp. Actually Paid to CEO (h)
2022	$1,634,791	$(689,700)	$166,745	$(3,055,244)	$89,074	$(170,666)	$(2,025,000)
2021	$9,262,127	$(8,026,260)	$3,399,828	$130,333	$—	$—	$4,766,028

Based on the foregoing, the calculation of compensation actually paid for the Non-CEO NEOs is as follows:

Year (a)	Summary Comp. Table Total for Non-CEO NEOs (b)	Minus Stock and Option Awards from Summ. Comp. Table (c)	Plus Year-End Equity Value of Unvested Awards Granted During Year (d)	Plus Change in Value of Unvested Awards Granted in Prior Years (e)	Plus Value of Awards Granted and Vested During Year (f)	Plus Change in Value of Prior Years’ Awards Vested During Year (g)	Comp. Actually Paid to Non-CEO NEOs (h)
2022	$1,336,475	$(781,050)	$200,453	$(1,624,363)	$81,418	$(267,841)	$(1,054,908)
2021	$4,676723	$(4,095,880)	$1,731,699	$102,188	$29,292	$80,698	$2,524,720

The estimated fair value of restricted stock awards are based on the quoted closing price per share of the common stock of the Company for a respective fair value date. The estimated fair value of stock options is computed using a Black-Scholes valuation model with input assumptions corresponding to a respective valuation date. As presented in the Summary Compensation Table above, the restricted stock awards and stock options estimated fair value are computed as of their respective grant date (“grant date estimated fair value”) under the provisions of FASB ASC 718.

As presented in the Pay v. Performance Tables above, the restricted stock awards and stock options estimated fair values were computed as of a vesting date in 2022 or 2021, or if unvested, as of December 31, 2022 or December 31, 2021, and as of the base year on December 31, 2020. In this regard, the restricted stock awards estimated fair value was based on the Company’s quoted closing price per share on each vest date during the applicable years or if unvested, then the quoted closing price per share on the last trading day of the applicable year; and the stock options estimated fair value was computed using the Black-Scholes valuation model, using input assumptions corresponding to the respective vesting day in the applicable years, or if unvested, then input assumptions corresponding to the last trading day of the applicable year. Generally, the Black-Scholes assumptions as of the vesting date and end-of-year date were developed in a manner consistent with the grant date input assumptions.

Those stock options which vested during 2022 and 2021, or were outstanding as of December 31, 2022 or December 31, 2021, estimated fair value was computed using a Black-Sholes valuation model with the following input assumptions:

	Stock Options Vested During Year or Outstanding on December 31,
	2022	2021
Expected Term (in years)	7.4 -10.0	7.25 - 9.8
Expected Volatility	84% - 88%	73% - 76%
Risk-Free Interest Rate	1.8% - 2.2%	0.5% - 1.0%
Expected Dividend Yield	0%	0%

The stock-based equity awards estimated fair values are subjective and are affected by changes in valuation model input assumptions. Changes in these subjective input assumptions can materially affect the resulting computed estimated fair values.

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Description of Relationship Between Compensation Actually Paid and Total Shareholder Return

The following chart sets forth the relationship between compensation actually paid to the Company’s CEO and its Non-CEO NEOs and the Company’s total shareholder return over the fiscal two year period from 2022 through 2021.

Description of Relationship Between Compensation Actually Paid and Net Income/(Loss)

The following chart sets forth the relationship between compensation actually paid to the Company’s CEO and its Non-CEO NEOs and the Company’s net income/(loss) over the fiscal two year period from 2022 through 2021.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and certain officers and holders of more than 10% of the Company’s common stock to file with the SEC initial reports of ownership of the Company’s common stock and other equity securities on Form 3 and reports of changes in such ownership on a Form 4 or Form 5. These Section 16 reporting persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company’s knowledge, during the fiscal year ended December 31, 2022, all reports required to be filed pursuant to Section 16(a) were filed on a timely basis, except for the following:

●	Joan B. Harvey, a director of the Company, filed one late report, which included one transaction that was not disclosed on a timely basis: a Form 4 filed on February 18, 2022 with respect to a grant of stock options to Ms. Harvey on February 11, 2022.

●	Timothy E. Baxter, a director of the Company, filed one late report, which included one transaction that was not disclosed on a timely basis: a Form 4 filed on March 1, 2022 with respect to a grant of stock options to Mr. Baxter on February 18, 2022.

●	Lishan Aklog, M.D., the chairman of the board and chief executive officer of the Company, filed one late report, which included one transaction that was not disclosed on a timely basis: a Form 4 filed on April 11, 2022 with respect to the payment of withholding taxes in shares of common stock on March 28, 2022.

●	Dennis M. McGrath, the president and chief financial officer of the Company, filed one late report, which included one transaction that was not disclosed on a timely basis: a Form 4 filed on April 11, 2022 with respect to the payment of withholding taxes in shares of common stock on March 28, 2022.

●	Shaun M. O’Neil, the chief operating officer of the Company, filed two late reports, which included one transaction that was not disclosed on a timely basis: a Form 3/A filed on May 1, 2023 to update the total number of shares of common stock beneficially owned by Mr. O’Neil and a Form 4 filed on May 1, 2023 with respect to the payment of withholding taxes in shares of common stock on May 4, 2022.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Security Ownership of Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of the Company’s common stock as of the record date, April 25, 2023, by:

●	each person known by the Company to be the beneficial owner of more than 5% of the Company’s outstanding shares of common stock;

●	each of the Company’s officers and directors; and

●	all of the Company’s officers and directors as a group.

The beneficial ownership of each person was calculated based on 103,539,449 shares of the Company’s common stock issued as of April 25, 2023 (inclusive of shares underlying unvested restricted stock awards, and inclusive of shares sold but not yet settled under the Company’s at-the-market offering program). Except as otherwise indicated, the Company believes all persons named in the table below have sole voting and investment power with respect to all the shares of common stock beneficially owned by them.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership		Percent of Class
Directors and Officers:
Lishan Aklog, M.D.	8,668,193	(2)	8.1%
Dennis M. McGrath	1,282,114	(3)	1.2%
Brian J. deGuzman, M.D.	650,849	(4)	*
Shaun M. O’Neil	739,544	(5)	*
Michael A. Gordon	133,333	(6)	*
Michael J. Glennon	995,394	(7)	1.0%
Timothy E. Baxter	83,333	(8)	*
James L. Cox, M.D.	564,222	(9)	*
Joan B. Harvey	74,729	(10)	*
Ronald M. Sparks	564,222	(11)	*
Debra J. White	99,998	(12)	*
All directors and executive officers as a group (nine individuals)	13,855,931		12.6%
5% Stockholders:
Pavilion Venture Partners LLC	6,534,855	(13)	6.2%

*	Represents less than one percent of class.

(1)	The business address of each of the individuals is 360 Madison Avenue, 25th Floor, New York, New York 10017, unless otherwise indicated.

(2)	Includes: (i) 4,456,570 shares of common stock and 2,078,285 shares of common stock issuable upon the potential exercise of Series Z Warrants held by Pavilion Venture Partners LLC (“PVP”), of which Dr. Aklog is a member and sole manager, and, accordingly, he is deemed to have voting and dispositive power over such shares held by PVP; (ii) 20,000 shares of common stock and 10,000 shares of common stock issuable upon the potential exercise of Series Z Warrants held by HCFP/AG LLC, of which Dr. Aklog is a co-manager, and, accordingly, he is deemed to have joint voting and dispositive power over such shares and Series Z Warrants held by HCFP/AG LLC; (iii) 1,180,860 shares of common stock and 365,311 shares of common stock issuable upon the potential exercise of Series Z Warrants held by Dr. Aklog and his children; and (iv) 557,167 shares of common stock issuable upon the potential exercise of stock options granted to Dr. Aklog which have vested or are expected to vest within sixty days as of April 25, 2023. Notwithstanding the foregoing, Dr. Aklog disclaims beneficial ownership of the shares of common stock and Series Z Warrants held by PVP and HCFP/AG LLC, except to the extent of his proportionate pecuniary interest therein.

(3)	Includes 762,506 shares of common stock and 12,000 shares of common stock issuable upon the potential exercise of Series Z Warrants held by Mr. McGrath; and 507,608 shares of common stock issuable upon the potential exercise of stock options granted to Mr. McGrath which have vested and are expected to vest within sixty days as of April 25, 2023.

(4)	Includes 67,954 shares of common stock held by Dr. deGuzman; and 582,895 shares of common stock issuable upon the potential exercise of stock options granted to Dr. deGuzman which have vested and are expected to vest within sixty days as of April 25, 2023.

(5)	Includes 268,986 shares of common stock and 450 shares of common stock issuable upon the potential exercise of Series Z Warrants held by Mr. O’Neil; and 470,108 shares of common stock issuable upon the potential exercise of stock options granted to Mr. O’Neil which have vested and are expected to vest within sixty days as of April 25, 2023.

(6)	Includes 133,333 shares of common stock issuable upon the potential exercise of stock options granted to Mr. Gordon which have vested and are expected to vest within sixty days as of April 25, 2023.

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(7)	Includes 250,000 shares of common stock and 745,394 shares of common stock issuable upon the potential exercise of stock options granted to Mr. Glennon which have vested and are expected to vest within sixty days as of April 25, 2023.

(8)	Includes 83,333 shares of common stock issuable upon the potential exercise of stock options granted to Mr. Baxter which have vested and are expected to vest within sixty days as of April 25, 2023.

(9)	Includes 564,222 shares of common stock issuable upon the potential exercise of stock options granted to Dr. Cox which have vested and are expected to vest within sixty days as of April 25, 2023.

(10)	Includes 74,729 shares of common stock issuable upon the potential exercise of stock options granted to Ms. Harvey which have vested and are expected to vest within sixty days as of April 25, 2023.

(11)	Includes 564,222 shares of common stock issuable upon the potential exercise of stock options granted to Mr. Sparks which have vested and are expected to vest within sixty days as of April 25, 2023.

(12)	Includes 99,998 shares of common stock issuable upon the potential exercise of stock options granted to Ms. White which have vested and are expected to vest within sixty days as of April 25, 2023.

(13)	Includes 4,456,570 shares of common stock and 2,078,285 shares of common stock issuable upon the potential exercise of Series Z Warrants held by PVP. The business address of PVP is 10 Hickory Pine Court, Purchase, New York 10577.

Equity Compensation Plans

As of December 31, 2022, the Company had the following compensation plans (including individual compensation arrangements) under which equity securities were authorized for issuance:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	11,942,801	$2.59	3,495,684	(1)
Equity compensation plans not approved by security holders(2)	600,584	$5.47	—
Total	12,543,655	$2.71	3,495,684	(3)

(1)	Represents 2,563,843 shares of common stock of the Company available for issuance under the 2014 Plan and 931,841 shares of common stock of the Company available for issuance under the ESPP, each as of December 31, 2022.
(2)	Represents 500,584 stock options to purchase shares of common stock of the Company at a weighted average exercise price of $5.47 per share of common stock of the Company and 100,000 restricted stock awards granted to a consultant.
(3)	Subsequent to December 31, 2022, through April 25, 2023:

●	7,280,000 stock options to purchase shares of common stock of the Company, with a weighted average exercise price of $0.48 per share of common stock of the Company were granted under the 2014 Plan to the Company’s non-employee directors and certain of the Company’s non-executive employees; and
●	573,229 shares of common stock of the Company were issued under the ESPP.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

The following is a description of transactions since January 1, 2021 in which the Company has been a participant and the amount involved exceeds the lesser of $120,000 and one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of its directors, executive officers, holders of more than 5% of its voting securities, or affiliates of the foregoing, had or will have a direct or indirect material interest. The Company believes all of the transactions described below were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. Compensation arrangements for the Company’s directors and named executive officers are described above under “Executive Compensation.”

Formation of Lucid and CWRU License Agreement

In May 2018, in connection with Lucid’s organization, Lucid sold (i) 11,552,562 shares of Lucid common stock to the Company, (ii) 1,331,228 shares to Case Western Reserve University (“CWRU”), which previously owned greater than 5% of Lucid’s outstanding common stock, and (iii) 408,738 shares to each of the three individual physician inventors of the EsoGuard technology, Sanford Markowitz, M.D., a member of the Lucid’s board of directors at the time, Amitabh Chak, M.D., a consultant of Lucid, and Joseph Willis, M.D., a consultant of Lucid. The shares were sold for an aggregate purchase price of $10,000.

Upon Lucid’s formation, Lucid entered into a license agreement with CWRU, which was subsequently amended (the “License Agreement”). Under the terms of the License Agreement, Lucid acquired an exclusive worldwide right to use the intellectual property rights to the EsoGuard and EsoCheck technology for the detection of changes in the esophagus. As compensation for the license, CWRU received equity in Lucid as described above. In addition, CWRU is entitled to receive royalties based on net sales by Lucid of products utilizing the EsoGuard and EsoCheck technology, as well as a specified portion of any other non-royalty proceeds received by Lucid pursuant to a sublicense of the EsoGuard and EsoCheck technology (less any amounts distributed to CWRU as a stockholder of Lucid during the applicable calendar year). Lucid also will be required to pay CWRU a minimum yearly royalty commencing the year after the first commercial sale of a product utilizing the EsoGuard technology, with the minimum amount rising based on prior years’ net sales of the product.

The License Agreement is subject to certain regulatory and commercialization milestones, with a payment due from Lucid to CWRU upon the achievement of certain milestones. The Milestone I payment has been made – a $75,000 milestone payment upon FDA’s clearance of EsoCheck. With regard to Milestone II, first commercial sale of a licensed product, in February 2021, Lucid entered into an amendment to the License Agreement with CWRU which extended the date of Milestone II, eliminated the $100,000 Milestone II payment, and provided for an equivalent amount paid by Lucid to CWRU in connection with execution of the amendment. The License Agreement provides for one remaining milestone payment – a $200,000 milestone payment due upon a PMA submission to FDA related to a licensed product.

Under the License Agreement, Lucid is responsible for the costs of CWRU in preparing, filing, and prosecuting any patents related to the EsoGuard and EsoCheck technology (subject to a provision for cost sharing in the event CWRU grants other non-overlapping licenses to the technology), and agreed to reimburse CWRU for approximately $272,553 of such costs incurred by it prior to the date of the License Agreement. Of such amount, $50,000 was paid at the initial signing of the License Agreement and $222,553 was paid at the signing of an August 2021 amendment to the License Agreement. The Company provided Lucid with the initial $50,000 to reimburse CWRU (which amount was included in the $22.4 million owed to the Company that was satisfied through the issuance of a convertible promissory note as described below). Lucid also paid CWRU a fee of $10,000 in connection with the August 2021 amendment to the License Agreement.

In the years ended December 31, 2022 and 2021, Lucid paid or accrued an aggregate of approximately $0.30 million and $0.23 million, respectively, to CWRU pursuant to the License Agreement, consisting of $0.28 million and $0.20 million, respectively, in reimbursable costs and $0.02 million and $0.04 million, respectively, in royalty fee payments.

In connection with the License Agreement, Lucid entered into the management services agreement with the Company, as more fully described below.

Ongoing Relationship with Lucid

Management Services Agreement

Since Lucid’s inception, Lucid’s business has been operated through an entity separate from the Company. However, Lucid is party to a management services agreement with the Company. Under the management services agreement, the Company provides management and oversight of Lucid’s activities relating to research and development for the EsoGuard and EsoCheck products; regulatory matters concerning the EsoGuard and EsoCheck products; manufacturing, marketing, and commercialization of the EsoGuard and EsoCheck products; financial and accounting matters; and legal matters. The Company also provides senior management oversight and makes its office space available to Lucid under the agreement. The Company agreed to cause certain of its employees to devote as much of their professional time and attention as is reasonably necessary to perform the services described in the management services agreement.

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The amount that Lucid pays to the Company under the management services agreement relates to the amount of Company resources dedicated to Lucid’s activities, including an unspecified portion of the compensation to the executive officers and employees it makes available to Lucid, and over time the business focus and consequently the type of costs incurred changed from engineering and product development to clinical trial efforts and commercial activities. Lucid initially paid a fee of $20,000 per month, which increased to $60,000 per month on February 16, 2019, to $90,000 on June 5, 2019, to $190,000 per month on July 1, 2020, to $290,000 per month on February 1, 2021, to $390,000 on October 15, 2021, and to $550,000 on July 1, 2022. In addition, effective as of July 1, 2022, the parties agreed that the Company may elect to receive payment of the monthly fee in cash or in shares of Lucid’s common stock, with such shares valued at the volume weighted average price during the final ten trading days of the applicable month (subject to a floor price of $0.70 per share). However, in no event will the Company be entitled to receive under the management services agreement more than 7,709,836 shares of Lucid’s common stock. Lucid paid or accrued a total of approximately $5.6 million and $3.6 million in the years ended December 31, 2022 and 2021, respectively under the management services agreement. Of such amount, approximately $1.7 million was paid through the issuance of shares of Lucid’s common stock to the Company.

The term of the management services agreement continues until such time as Lucid’s board of directors determines. Lucid expects to continue to use the Company’s services under the management services agreement until such time as Lucid’s board of directors determines it would be in Lucid’s best interest to engage a dedicated management team. Lucid believes this shared services arrangement is more cost-effective to Lucid, because it provides economies of scale and permits Lucid to focus its infrastructure and resources on the pillars of its growth strategy – expanding commercialization and its clinical evidence base.

Payroll and Benefit-Related Expense Reimbursement Agreement

On November 30, 2022, the Company and Lucid entered into a payroll and benefit expense reimbursement agreement (the “PBERA”). Historically, the Company had paid for certain payroll and benefit-related expenses in respect of Lucid’s personnel on behalf of Lucid, and Lucid had reimbursed the Company for the same. Pursuant to the PBERA, the Company agreed to continue to pay such expenses, and Lucid agreed to continue to reimburse the Company for the same. The PBERA further provided that the expenses would be reimbursed on a quarterly basis or at such other frequency as the parties may determine, in cash or, subject to approval by the board of directors of each of the Company and Lucid, in shares of Lucid’s common stock, with such shares valued at the volume weighted average price of such stock during the final ten trading days preceding the later of the two dates on which such stock issuance is approved by the board of directors of each of the Company and Lucid (subject to a floor price of $0.40 per share), or in a combination of cash and shares. However, in no event would Lucid issue any shares of its common stock to the Company in satisfaction of all or any portion of the expenses if the issuance of such shares of its common stock would exceed the maximum number of shares of common stock that Lucid may issue under the rules or regulations of Nasdaq, unless Lucid obtained the approval of its stockholders as required by the applicable rules of Nasdaq for issuances of shares of its common stock in excess of such amount. Lucid paid or accrued a total of approximately $2.7 million in the year ended December 31, 2022 under the PBERA. In accordance with the PBERA, the Company and Lucid elected for Lucid to reimburse all of such amount through the issuance of 1,479,326 shares of Lucid’s common stock.

Esocure

On April 11, 2022, the Company and Lucid entered into a license agreement pursuant to which the Company agreed to license to Lucid certain intellectual property rights relating to technology that may be used to develop and commercialize an esophageal ablation device that can be used to treat dysplastic Barrett’s Esophagus before it can progress to adenocarcinoma of the esophagus. In consideration of the Company’s agreement to license this technology to Lucid, Lucid agreed to make certain royalty payments to the Company based on net sales generated from any licensed products sold by Lucid that incorporate the licensed technology. The term of the license continues until such time as Lucid determines it wishes to abandon the commercialization of the licensed technology or such other time as may be mutually agreed by the Company and Lucid.

CapNostics Assignment

On April 11, 2022, PAVmed Subsidiary Corp., a wholly-owned subsidiary of the Company (“SubCo”), and Lucid entered into an assignment agreement pursuant to which SubCo assigned to Lucid 100% of the equity interests of CapNostics, LLC (“CapNostics”), which was acquired by SubCo in October 2021 and which manufactures EsophaCap – a U.S. FDA 510(k)-cleared and European CE Mark certified, non-endoscopic esophageal cell collection device. In connection with such assignment, SubCo also assigned to Lucid certain commercial and other agreements SubCo had entered into related to CapNostics. In consideration of such assignment, Lucid agreed to pay SubCo an amount equal to the purchase price paid by SubCo to acquire CapNostics, and also to reimburse SubCo for certain expenses incurred by SubCo related to CapNostics during the period of time following such acquisition. On November 30, 2022, pursuant to a supplement to the assignment agreement, Lucid, SubCo and the Company agreed that Lucid would pay the purchase price for the interests through the issuance to the Company of 1,145,086 shares of Lucid’s common stock.

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Convertible Note

On June 1, 2021, Lucid issued to the Company a convertible promissory note with face value principal of $22.4 million, in exchange for the cancellation of $22.4 million payable by Lucid to the Company related to working capital advances and earned, but unpaid, management services fees. The note had a maturity date of May 18, 2028, bore interest at a rate of 7.875% per annum and was convertible at the Company’s option into shares of Lucid’s common stock at a conversion price of $1.42 per share. On October 13, 2021, the Company converted the outstanding principal amount of the note into 15,803,200 of shares of Lucid’s common stock as provided in the note.

Expense Reimbursements

The Company will reimburse its management team and their affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with activities on the Company’s behalf. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by the Company, which will be reviewed only by the Board or a court of competent jurisdiction if such reimbursement is challenged.

Related Party Policy

The Company’s Code of Ethics requires that it avoid, wherever possible, all transactions that could result in actual or potential conflicts of interests, which includes related party transactions, except under guidelines approved by the Board. Related party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed the lesser of $120,000 and one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, (2) the Company or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of the Company’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). More generally, a conflict of interest situation may arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest generally may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

All future and ongoing related party transactions will require prior review and approval by the audit committee, which will have access, at the Company’s expense, to the Company’s attorneys or independent legal counsel. The Company will not enter into any such transaction without the approval of the audit committee. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction.

No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the other members of the Board with all material information concerning the transaction. Additionally, the Company requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

39

STOCKHOLDER PROPOSALS AND NOMINATIONS

The Company intends to hold its 2024 annual meeting of stockholders on June 19, 2024. A proposal that a stockholder intends to present at the 2024 annual meeting of stockholders and wishes to be considered for inclusion in the Company’s proxy materials must be received no later than December 30, 2023. All proposals must comply with Rule 14a-8 under the Exchange Act.

The Company’s bylaws contain provisions intended to promote the efficient functioning of stockholder meetings. Some of the provisions require advance notice to the Company of stockholder proposals or director nominations to be considered at an annual meeting. Under the Company’s bylaws, in order to properly bring stockholder proposals or director nominations before an annual meeting, even if the stockholder does not intend to include such proposal in the Company’s proxy materials, the stockholder must deliver written notice of such proposal or nomination to the Secretary not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Accordingly, for the 2024 annual meeting of stockholders, this notice must be received no earlier than March 21, 2024 and no later than April 20, 2024. A notice of a stockholder proposal or director nomination must include the information set forth in the Company’s bylaws. Stockholder proposals and director nominations should be addressed to Secretary, PAVmed Inc., 360 Madison Avenue, 25th Floor, New York, New York 10017.

HOUSEHOLDING OF PROXY MATERIALS

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials at no charge, please notify your broker, bank or other nominee, if you are a beneficial owner, or direct a request to the Company, if you are a holder of record. Holders of record may make send a request in writing to PAVmed Inc., 360 Madison Avenue, 25th Floor, New York, New York 10017, or may make a request by telephone at (212) 949-4319. The Company undertakes to deliver promptly, upon any such written or verbal request, a separate copy of the Company’s proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

OTHER MATTERS

The Company does not intend to bring before the Annual Meeting any matters other than those specified in the Notice of the Annual Meeting, and the Company does not know of any business which persons other than the Board intend to present at the Annual Meeting. Should any business requiring a vote of the stockholders, which is not specified in the notice, properly come before the Annual Meeting, the proxy holders specified in this proxy statement and in the accompanying proxy card intend to vote the shares represented by them in accordance with their best judgment.

SOLICITATION OF PROXIES

Proxies are being solicited by the Board for use at the Annual Meeting. The Company’s officers and other employees, without additional remuneration, also may assist in the solicitation of proxies in the ordinary course of their employment.

In addition to the use of the mail and the Internet, solicitations may be made personally or by email or telephone, as well as by public announcement. The Company will bear the cost of this proxy solicitation. The Company may also request brokers, dealers, banks and their nominees to solicit proxies from their clients where appropriate, and may reimburse them for reasonable expenses related thereto.

If you have questions about how to vote or direct a vote in respect of your shares or about the proposals, or if you need additional copies of the proxy statement or proxy card, you may contact the Company at:

PAVmed Inc.
360 Madison Avenue, 25th Floor
New York, New York 10017
Attention: Secretary

Dated May 1, 2023

40

ANNEX A

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

PAVMED INC.

Pursuant to Section 242 of the

General Corporation Law of Delaware

The undersigned Chairman and Chief Executive Officer of PAVmed Inc. (the “Corporation”) does hereby certify:

FIRST: The name of the Corporation is PAVmed Inc.

SECOND: The certificate of incorporation of the Corporation is hereby amended by deleting the paragraph A of Article EIGHTH in its entirety and by substituting the following new paragraph A of Article EIGHTH in lieu thereof:

“A. To the fullest extent permitted by the General Corporation Law of the State of Delaware, a director or officer of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for any liability of (i) a director or officer for any breach of the director’s or officer’s duty of loyalty to the Corporation or its stockholders, (ii) a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) a director under Section 174 of the GCL, (iv) a director or officer for any transaction from which the director or officer derived an improper personal benefit, or (v) an officer in any action by or in right of the Corporation. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation with respect to events occurring prior to the time of such repeal or modification.”

THIRD: The foregoing amendment to the Corporation’s certificate of incorporation was duly adopted in accordance with the provisions of Sections 242 of the Delaware General Corporation Law.

IN WITNESS WHEREOF, the undersigned has signed this certificate of amendment on this ___ day of ________, 2023.

Lishan Aklog, M.D.
Chairman and Chief Executive Officer

22255 Pavmed Proxy Card Rev1 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

PAVMED INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on June 20, 2023.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit: **https://www.cstproxy.com/pavmed/2023**

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED HEREIN AND "FOR" PROPOSALS 2 AND 3.

Please mark your votes like this X

1. Election of Class A Directors
   (1) Ronald M. Sparks
   (2) Timothy Baxter

FOR all Nominees listed to the left	WITHHOLD AUTHORITY to vote (except as marked to the contrary for all nominees listed to the left)
☐	☐

(Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list above)

FOR	AGAINST	ABSTAIN
☐	☐	☐

3. Ratification of the appointment of the independent registered certified public accounting firm.

FOR	AGAINST	ABSTAIN
☐	☐	☐

CONTROL NUMBER

Signature________________________________ Signature, if held jointly________________________________ Date__________, 2023

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

22255 Pavmed_Proxy card Rev1 Back

The Company's Proxy Statement and Annual Report on Form 10-K are available at https://www.cstproxy.com/pavmed/2023

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

PAVMED INC.

The undersigned appoints Lishan Aklog, M.D. and Dennis McGrath, and each of them, as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of PAVMED INC. held of record by the undersigned at the close of business on APRIL 25, 2023 at the Annual Meeting of Stockholders of PAVMED INC. to be held on JUNE 21, 2023, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE THE PROXY WILL BE VOTED IN FAVOR OF ELECTING THE DIRECTORS LISTED HEREIN, IN FAVOR OF PROPOSALS 2 AND 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)